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                       AMENDED AND RESTATED CREDIT AGREEMENT


                             Dated as of June 15, 1999


                                       Among

                         GENTLE DENTAL SERVICE CORPORATION,

                          GENTLE DENTAL MANAGEMENT, INC.,
                                        and
                            DENTAL CARE ALLIANCE, INC.,
                                   AS BORROWERS,


                            THE GUARANTORS NAMED HEREIN,


                             THE LENDERS NAMED HEREIN,


              UNION BANK OF CALIFORNIA, N.A., AS ADMINISTRATIVE AGENT


                                        and

                   THE CHASE MANHATTAN BANK, AS SYNDICATION AGENT


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

                                  TABLE OF CONTENTS

                                                                                 Page
I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
               SECTION 1.01   CERTAIN DEFINED TERMS. . . . . . . . . . . . . . . . .2
               SECTION 1.02   ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . 28

II.  THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
               SECTION 2.01   REVOLVING CREDIT COMMITMENTS AND TERM LOAN . . . . . 29
               SECTION 2.02   LOANS. . . . . . . . . . . . . . . . . . . . . . . . 29
               SECTION 2.03   NOTICE OF LOANS. . . . . . . . . . . . . . . . . . . 31
               SECTION 2.04   NOTES; REPAYMENT OF LOANS. . . . . . . . . . . . . . 32
               SECTION 2.05   INTEREST ON LOANS. . . . . . . . . . . . . . . . . . 34
               SECTION 2.06   FEES . . . . . . . . . . . . . . . . . . . . . . . . 35
               SECTION 2.07   TERMINATION AND REDUCTION OF REVOLVING CREDIT
                              COMMITMENTS . . . . . . . . . . . . . . . . . . . . .35
               SECTION 2.08   INTEREST ON OVERDUE AMOUNTS; ALTERNATE RATE
                              OF INTEREST . . . . . . . . . . . . . . . . . . . . .36
               SECTION 2.09   PREPAYMENT OF LOANS. . . . . . . . . . . . . . . . . 36
               SECTION 2.10   RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. . . . 40
               SECTION 2.11   CHANGE IN LEGALITY . . . . . . . . . . . . . . . . . 42
               SECTION 2.12   INDEMNITY. . . . . . . . . . . . . . . . . . . . . . 43
               SECTION 2.13   PRO RATA TREATMENT; ASSUMPTION BY AND
                              DELEGATION OF AUTHORITY TO THE ADMINISTRATIVE
                              AGENT  . . . . . . . . . . . . . . . . . . . . . . . 44
               SECTION 2.14   SHARING OF SETOFFS . . . . . . . . . . . . . . . . . 46
               SECTION 2.15   PAYMENTS AND COMPUTATIONS. . . . . . . . . . . . . . 47
               SECTION 2.16   TAXES. . . . . . . . . . . . . . . . . . . . . . . . 48
               SECTION 2.17   ISSUANCE OF LETTERS OF CREDIT. . . . . . . . . . . . 50
               SECTION 2.18   PAYMENT OF LETTERS OF CREDIT; REIMBURSEMENT. . . . . 51
               SECTION 2.19   ADMINISTRATIVE AGENT'S ACTIONS WITH RESPECT
                              TO LETTERS OF CREDIT . . . . . . . . . . . . . . . . 53
               SECTION 2.20   LETTER OF CREDIT FEES. . . . . . . . . . . . . . . . 53

III. COLLATERAL SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
               SECTION 3.01   SECURITY DOCUMENTS . . . . . . . . . . . . . . . . . 53
               SECTION 3.02   FILING AND RECORDING . . . . . . . . . . . . . . . . 54

IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . 54
               SECTION 4.01   ORGANIZATION, LEGAL EXISTENCE. . . . . . . . . . . . 54
               SECTION 4.02   AUTHORIZATION. . . . . . . . . . . . . . . . . . . . 55
               SECTION 4.03   GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . 55
               SECTION 4.04   BINDING EFFECT . . . . . . . . . . . . . . . . . . . 55

                                                                                 Page
               SECTION 4.05   MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . 55
               SECTION 4.06   LITIGATION; COMPLIANCE WITH LAWS; ETC. . . . . . . . 55
               SECTION 4.07   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . 56
               SECTION 4.08   FEDERAL RESERVE REGULATIONS. . . . . . . . . . . . . 56
               SECTION 4.09   TAXES. . . . . . . . . . . . . . . . . . . . . . . . 57
               SECTION 4.10   EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . 57
               SECTION 4.11   NO MATERIAL MISSTATEMENTS. . . . . . . . . . . . . . 59
               SECTION 4.12   INVESTMENT COMPANY ACT; PUBLIC UTILITY
                              HOLDING COMPANY ACT  . . . . . . . . . . . . . . . . 59
               SECTION 4.13   SECURITY INTEREST. . . . . . . . . . . . . . . . . . 59
               SECTION 4.14   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . 59
               SECTION 4.15   SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . 59
               SECTION 4.16   TITLE TO PROPERTIES; POSSESSION UNDER LEASES;
                              TRADEMARKS . . . . . . . . . . . . . . . . . . . . . 59
               SECTION 4.17   SOLVENCY . . . . . . . . . . . . . . . . . . . . . . 60
               SECTION 4.18   PERMITS, ETC.. . . . . . . . . . . . . . . . . . . . 61
               SECTION 4.19   COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . 61
               SECTION 4.20   NO CHANGE IN CREDIT CRITERIA OR COLLECTION
                              POLICIES . . . . . . . . . . . . . . . . . . . . . . 62
               SECTION 4.21   EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . 62
               SECTION 4.22   YEAR 2000. . . . . . . . . . . . . . . . . . . . . . 62
               SECTION 4.23   MANAGEMENT AGREEMENTS. . . . . . . . . . . . . . . . 62

V.   CONDITIONS OF CREDIT EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . 62
               SECTION 5.01   ALL CREDIT EVENTS. . . . . . . . . . . . . . . . . . 62
               SECTION 5.02   FIRST BORROWING. . . . . . . . . . . . . . . . . . . 63

VI.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
               SECTION 6.01   LEGAL EXISTENCE. . . . . . . . . . . . . . . . . . . 68
               SECTION 6.02   BUSINESSES AND PROPERTIES. . . . . . . . . . . . . . 68
               SECTION 6.03   INSURANCE. . . . . . . . . . . . . . . . . . . . . . 68
               SECTION 6.04   TAXES. . . . . . . . . . . . . . . . . . . . . . . . 69
               SECTION 6.05   FINANCIAL STATEMENTS, REPORTS, ETC . . . . . . . . . 69
               SECTION 6.06   LITIGATION AND OTHER NOTICES . . . . . . . . . . . . 71
               SECTION 6.07   ERISA. . . . . . . . . . . . . . . . . . . . . . . . 72
               SECTION 6.08   MAINTAINING RECORDS; ACCESS TO PROPERTIES AND
                              INSPECTIONS; RIGHT TO AUDIT  . . . . . . . . . . . . 73
               SECTION 6.09   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . 73
               SECTION 6.10   FISCAL YEAR-END. . . . . . . . . . . . . . . . . . . 73
               SECTION 6.11   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . 73
               SECTION 6.12   ADDITIONAL GRANTORS AND GUARANTORS . . . . . . . . . 74
               SECTION 6.13   ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . 74
               SECTION 6.14   PAY OBLIGATIONS TO LENDERS AND PERFORM OTHER
                              COVENANTS  . . . . . . . . . . . . . . . . . . . . . 76

                                                                                 Page
               SECTION 6.15   MAINTAIN OPERATING ACCOUNTS. . . . . . . . . . . . . 76
               SECTION 6.16   LIFE INSURANCE . . . . . . . . . . . . . . . . . . . 76
               SECTION 6.17   YEAR 2000. . . . . . . . . . . . . . . . . . . . . . 77
               SECTION 6.18   ASSIGNMENT OF CONTRACTS. . . . . . . . . . . . . . . 77
               SECTION 6.19   RE-EXECUTION OF SERRA PARK MANAGEMENT AGREEMENTS . . 77
                              GOOD STANDING  . . . . . . . . . . . . . . . . . . . 77
               SECTION 6.21   LANDLORD WAIVERS; UCC AMENDMENTS . . . . . . . . . . 77
               SECTION 6.22   PURCHASE AGREEMENTS. . . . . . . . . . . . . . . . . 78
               SECTION 6.23   INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . 78
               SECTION 6.24   CASH MANAGEMENT ARRANGEMENTS . . . . . . . . . . . . 78
               SECTION 6.25   UCC-1 FINANCING STATEMENTS . . . . . . . . . . . . . 78

VII. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
               SECTION 7.01   LIENS. . . . . . . . . . . . . . . . . . . . . . . . 78
               SECTION 7.02   SALE AND LEASE-BACK TRANSACTIONS . . . . . . . . . . 80
               SECTION 7.03   INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . 80
               SECTION 7.04   DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. . . . . . . . 80
               SECTION 7.05   CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. . . . . 81
               SECTION 7.06   INVESTMENTS. . . . . . . . . . . . . . . . . . . . . 81
               SECTION 7.07   CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . 82
               SECTION 7.08   NET WORTH. . . . . . . . . . . . . . . . . . . . . . 83
               SECTION 7.09   LEVERAGE RATIO; INTEREST LEVERAGE RATIO. . . . . . . 83
               SECTION 7.10   INTEREST COVERAGE RATIOS . . . . . . . . . . . . . . 84
               SECTION 7.11   FIXED CHARGE RATIO . . . . . . . . . . . . . . . . . 85
               SECTION 7.12   BUSINESS . . . . . . . . . . . . . . . . . . . . . . 85
               SECTION 7.13   SALES OF ACCOUNTS RECEIVABLES. . . . . . . . . . . . 85
               SECTION 7.14   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . 85
               SECTION 7.15   ERISA. . . . . . . . . . . . . . . . . . . . . . . . 85
               SECTION 7.16   ACCOUNTING CHANGES . . . . . . . . . . . . . . . . . 86
               SECTION 7.17   PREPAYMENT OR MODIFICATION OF INDEBTEDNESS;
                              MODIFICATION OF CHARTER DOCUMENTS, ETC.  . . . . . . 86
               SECTION 7.18   TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . 86
               SECTION 7.19   CONSULTING FEES. . . . . . . . . . . . . . . . . . . 86
               SECTION 7.20   NEGATIVE PLEDGES, ETC. . . . . . . . . . . . . . . . 87

VIII.     EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

IX.  AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

X.   COLLECTION OF RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . . . . . 95

XI.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
               SECTION 11.01  NOTICES. . . . . . . . . . . . . . . . . . . . . . . 95

                                                                                 Page
               SECTION 11.02  SURVIVAL OF AGREEMENT. . . . . . . . . . . . . . . . 96
               SECTION 11.03  SUCCESSORS AND ASSIGNS; PARTICIPATIONS . . . . . . . 96
               SECTION 11.04  EXPENSES; INDEMNITY. . . . . . . . . . . . . . . . .100
               SECTION 11.05  APPLICABLE LAW . . . . . . . . . . . . . . . . . . .101
               SECTION 11.06  RIGHT OF SETOFF. . . . . . . . . . . . . . . . . . .101
               SECTION 11.07  PAYMENTS ON BUSINESS DAYS. . . . . . . . . . . . . .101
               SECTION 11.08  WAIVERS; AMENDMENTS. . . . . . . . . . . . . . . . .102
               SECTION 11.09  SEVERABILITY . . . . . . . . . . . . . . . . . . . .103
               SECTION 11.10  ENTIRE AGREEMENT; WAIVER OF JURY TRIAL, ETC. . . . .103
               SECTION 11.11  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . .104
               SECTION 11.12  SUBMISSION TO JURISDICTION . . . . . . . . . . . . .104
               SECTION 11.13  COUNTERPARTS; FACSIMILE SIGNATURE. . . . . . . . . .105
               SECTION 11.14  HEADINGS . . . . . . . . . . . . . . . . . . . . . .105

XII.      GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .105

XIII.     LENDERS' ACKNOWLEDGMENT. . . . . . . . . . . . . . . . . . . . . . . . .108

EXHIBITS

EXHIBIT A                Form of Term Note
EXHIBIT B                Form of Revolving Credit Note
EXHIBIT C                Form of Opinion of Counsel
EXHIBIT D                Form of Amended and Restated Pledge Agreement
EXHIBIT E                Form of Amended and Restated Security Agreement
EXHIBIT F                Form of Assignment and Acceptance
EXHIBIT G                Form of Amended and Restated Security Agreement-Patents
                         and Trademarks
EXHIBIT H                Form of Assignment of Contract
EXHIBIT I                Form of Assignment of Life Insurance
EXHIBITS J-1, J-2, J-3   Forms of Management Agreement
EXHIBIT K                Form of Shares Acquisition Agreement
EXHIBIT L                Form of Covenant Compliance Certificates
EXHIBIT M                Form of Joinder Agreement
EXHIBIT N                Form of Pricing Certificate
EXHIBIT O                Intentionally Omitted
EXHIBIT P                Form of Intercompany Demand Promissory Note
EXHIBIT Q                Form of Confirmation of Holdings Guaranty

SCHEDULES

SCHEDULE I          Criteria for Management Agreements
SCHEDULE II         Certain UCC Filings
SCHEDULE III        Serra Park Administrative Services Agreements
SCHEDULE IV         Serra Park Succession Agreements
SCHEDULE V          Serra Park Affiliated Dental Practices
SCHEDULE 2.01(a)    Revolving Credit Commitments
SCHEDULE 2.02       Domestic Lending Offices
SCHEDULE 2.03       Eurodollar Lending Offices
SCHEDULE 2.20       Letter of Credit Fees
SCHEDULE 4.01       Qualified Jurisdictions
SCHEDULE 4.05       Material Adverse Change
SCHEDULE 4.06(a)    Litigation
SCHEDULE 4.06(b)    Compliance with Laws
SCHEDULE 4.10       ERISA Matters
SCHEDULE 4.15       Subsidiaries
SCHEDULE 4.19       Environmental Law Compliance
SCHEDULE 4.21       Employee Matters
SCHEDULE 6.13       Hazardous Materials
SCHEDULE 6.25       Certain UCC Filings
SCHEDULE 7.01       Existing Liens
SCHEDULE 7.03       Existing Indebtedness
SCHEDULE 7.19       Consulting Fees

              AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 1999, among GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("DENTAL SERVICE"), GENTLE DENTAL MANAGEMENT, INC., a Delaware corporation ("DENTAL MANAGEMENT") and DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA"; DCA, Dental Service and Dental Management, each a "BORROWER" and collectively, the "BORROWERS"), the Guarantors named herein and signatories hereto, the financial institutions from time to time party hereto, initially consisting of those financial institutions listed on SCHEDULE 2.01(a) annexed hereto (collectively, the "LENDERS"), UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and THE CHASE MANHATTAN BANK, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT").

              The Original Lenders (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or in Article I) made revolving credit loans available to Dental Service and Dental Management under the Original Credit Agreement in an aggregate principal amount not in excess of $45,000,000 at any time outstanding. Proceeds from revolving credit loans made on the Original Closing Date were used to partially refinance Indebtedness of Dental Service and Dental Management existing on the Original Closing Date. The proceeds of revolving credit loans made prior to the Closing Date were also used by Dental Service and Dental Management for Permitted Acquisitions, Permitted De Novo Capital Expenditures and for working capital purposes.

              The parties hereto desire to amend and restate the Original Credit Agreement to provide for, among other things, an increase in the Total Revolving Credit Commitment to $70,000,000. The proceeds of the Revolving Credit Loans made on the Closing Date shall be used to refinance existing Indebtedness of DCA under its credit facility with NationsBank, N.A. The proceeds of the Revolving Credit Loans made after the Closing Date shall be used for Permitted Acquisitions and for Permitted De Novo Capital Expenditures, as well as for other capital improvements. The proceeds of the Revolving Credit Loans shall also be used for general working capital purposes. The Grantors will continue to provide Collateral in accordance with the provisions of this Agreement and the Security Documents. Holdings will continue to guarantee the Loans in accordance with the provisions of the Holdings Guarantee. The Lenders are severally, and not jointly, willing to continue to extend such Loans to the Borrowers subject to the terms and conditions hereinafter set forth. Accordingly, the Borrowers, the Guarantors (other than Holdings), the Lenders and the Agents hereby agree to amend and restate the Original Credit Agreement as follows:

I.     DEFINITIONS

              SECTION 1.01 CERTAIN DEFINED TERMS. For purposes hereof, the following terms shall have the meanings specified below (the following meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "ACQUISITION CAPITAL EXPENDITURES" shall mean, with respect to any person, all capital expenditures (other than De Novo Capital Expenditures) incurred (or expected to be incurred) by such person within the first six months of any dental practice becoming an Affiliated Dental Practice, including, without limitation, expenditures related to management information system requirements and expenditures to upgrade the image of such Affiliated Dental Practice to the Borrowers' standards.

              "ADJUSTED EBITDA" shall mean, with respect to any person as of the last day of any fiscal quarter, the sum of (i) with respect to De Novo Dental Practices which have been operating for more than six months prior to such date of determination, the product of (x) EBITDA of such De Novo Dental Practice for such fiscal quarter (or, if shorter than a full fiscal quarter, the period commencing with the six-month anniversary of such De Novo Dental Practice and ending on the last day of such fiscal quarter) and (y) 4 PLUS
(ii) with respect to dental practices (other than De Novo Dental Practices) that have been Affiliated Dental Practices for at least one full fiscal quarter (inclusive of the fiscal quarter then ended), the product of (x) EBITDA of such Affiliated Dental Practice for the fiscal quarter then ended and (y) 4 PLUS (iii) with respect to dental practices (other than De Novo Dental Practices ) that have been Affiliated Dental Practices for less than one full fiscal quarter prior to such date of determination, Pro Forma EBITDA for such Affiliated Dental Practice for the four fiscal quarter period ending on the last day of fiscal quarter immediately preceding the date such dental practice became an Affiliated Dental Practice PLUS (iv) the product of (x) the aggregate amount of dividends paid by Dedicated Dental to Dental Service during such fiscal quarter and (y) 4 PLUS (v) with respect to any subsidiary that is in the Dental Insurance Business and is not a Guarantor, the product of (x) the aggregate amount of dividends paid by such person to a Borrower or Guarantor during the fiscal quarter then ended and (y) 4; PROVIDED, HOWEVER, that for the purposes of calculating the foregoing, the aggregate amount of such dividends shall not exceed the applicable person's EBITDA for the applicable period PLUS (vi) without duplication of amounts determined above, the product of (x) EBITDA of Holdings and its subsidiaries (on a Consolidated basis) for the fiscal quarter then ended and (y) 4 MINUS (vii) the product of
(x) the aggregate corporate "selling, general and administrative" expenses of Holdings and its subsidiaries (on a Consolidated basis) for the fiscal quarter then ended and other expenses not included in the calculation of EBITDA of Holdings and its subsidiaries and (y) 4 PLUS (viii) the product of
(x) negative EBITDA (if any) of any subsidiary that is in the Dental Insurance Business and is not a Guarantor for the fiscal quarter then ended and (y) 4 MINUS (ix) the product of (x) net aggregate advances made by the Borrowers to Affiliated Dental Practices which are not consolidated with Holdings during such fiscal quarter which are attributable to losses suffered by such Affiliated Dental Practices during such quarter and (y) 4.

              "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board with respect to Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation
D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "ADJUSTED SENIOR DEBT" shall mean, with respect to any person as of any date of determination, the total Funded Debt of such person as of such date MINUS the Subordinated Indebtedness of such person, and shall include earn-outs which would be payable in cash based upon such person's operating performance as at such date of determination. Earn-out liabilities with respect to the current 12-month period being measured shall be calculated by annualizing year-to-date EBITDA (or, if not determined by reference to EBITDA, a similar performance methodology) performance assuming EBITDA ( or similar performance methodology) performance for the remaining months of the twelve month period being measured will be identical to the EBITDA (or similar performance methodology) performance of the most recently ended fiscal quarter (e.g., if there are four months remaining in the 12-month period and the EBITDA performance was $300,000 in the most recently ended quarter, the estimated EBITDA for the remaining four months would be $400,000). Earn-out liabilities with respect to subsequent 12-month periods shall be calculated by multiplying the EBITDA (or similar performance methodology) performance of the most recently ended fiscal quarter by 4, and discounting such payments by a factor of 8% in order to determine the present value thereof.

              "ADJUSTED TOTAL FUNDED DEBT" shall mean, with respect to any person as of any date of determination, the total Funded Debt of such person as of such date and shall include earn-outs which would be payable in cash in connection with completed Permitted Acquisitions based upon such person's operating performance as at such date of determination; PROVIDED, HOWEVER, that for purposes of determining the Leverage Ratio, the Interest Leverage Ratio and Pro Forma Adjusted Total Funded Debt, "Adjusted Total Funded Debt" shall not include the Convertible Subordinated Notes. Earn-out liabilities with respect to the current 12-month period being measured shall be calculated by annualizing year-to-date EBITDA (or, if not determined by reference to EBITDA, a similar performance methodology) performance assuming EBITDA (or similar performance methodology) performance for the remaining months of the twelve month period being measured will be identical to the EBITDA (or similar performance methodology) performance of the most recently ended fiscal quarter (e.g., if there are four months remaining in the 12-month period and the EBITDA performance was $300,000 in the most recently ended quarter, the estimated EBITDA for the remaining four months would be $400,000). Earn-out liabilities with respect to subsequent 12-month periods shall be calculated by multiplying the EBITDA (or similar performance methodology) performance of the most recently ended fiscal quarter by 4, and discounting such payments by a factor of 8% in order to determine the present value thereof.

              "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble to this Agreement.

              "AFFILIATE" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any person which beneficially owns or holds 5% or more of any class of voting securities of such person or 5% or more of the equity interest in such person, (ii) any person of which such person beneficially owns or holds 5% or more of any class of voting securities or in which such person beneficially owns or holds 5% or more of the equity interest in such person and (iii) any director, officer or employee of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

              "AFFILIATED DENTAL PRACTICE" shall mean a dental practice, professional association or professional corporation which has entered into a Management Agreement (and a Shares Acquisition Agreement if the Management Agreement is in the form of EXHIBIT J-1 annexed hereto) and Purchase Agreement with any of the Borrowers or any of the Guarantors (other than Holdings).

              "AGENTS" shall have the meaning assigned to such term in
Article IX to this Agreement.

              "ALTERNATE BASE LOAN" shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

              "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day PLUS 1%, and (c) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by The

Chase Manhattan Bank at its principal office in New York City as its prime rate in effect at such time. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business
Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "ASSESSMENT RATE" shall mean, for any day, the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Administrative Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices during the current calendar year. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

              "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

              "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agents, in substantially the form of EXHIBIT F annexed hereto.

              "ASSIGNMENT OF CONTRACT" shall mean, collectively, each Assignment of Contract delivered by a Borrower pursuant to the provisions of
Section 6.18 hereof, each substantially in the form of EXHIBIT H annexed hereto, each as amended, modified or supplemented from time to time.

              "ASSIGNMENT OF LIFE INSURANCE" shall mean, collectively, (i) the Assignments of Life Insurance dated January 4, 1999 and March 1, 1999, by Dental Service and the insured in favor of the Administrative Agent, for its own benefit and for the benefit of the Lenders, and (ii) the Assignment of Life Insurance dated as of the Closing Date, by the owner and beneficiary thereof and the insured in favor of the Administrative Agent, for its own benefit and for the benefit of the Lenders, each substantially in the form of
EXHIBIT I annexed hereto, as amended, modified or supplemented from time to time.

              "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

              "BORROWERS" shall have the meaning assigned to such term in the preamble to this Agreement.

              "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

              "CAPITAL EXPENDITURES" shall mean, with respect to any person, all Acquisition Capital Expenditures incurred by such person and all other expenditures incurred by such person with respect to any fixed assets or improvements or replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise; PROVIDED, HOWEVER, that "Capital Expenditures" shall not include expenditures to the extent that such expenditures constitute De Novo Capital Expenditures.

              "CAPITALIZED LEASE OBLIGATION" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

              "CASH INTEREST EXPENSE" shall mean, with respect to any person for any period, the Interest Expense of such person for such period LESS all non-cash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness by issuance of Indebtedness) PLUS the net aggregate advances made by the Borrowers to Affiliated Dental Practices which are not consolidated with Holdings which are attributable to interest expense payments of such Affiliated Dental Practices on their Indebtedness owed to persons other than a Borrower, Holdings or a subsidiary of any of them.

              "CELEBRATION" shall mean Celebration Dental Services, L.C., a Florida limited liability company.

              "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding capital stock of Holdings or (ii) Holdings shall cease to own directly or indirectly 100% of all outstanding shares of all classes of stock of each of the Borrowers and each subsidiary thereof.

              "CLOSING DATE" shall mean the date of the first borrowing under this Agreement, but in no event later than June 15, 1999.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "COLLATERAL" shall mean all collateral and security as described in the Security Documents.

              "COMMITMENT FEE PERCENTAGE" shall mean, with respect to any quarter, the percentage per annum set forth below as corresponds to the average daily outstanding principal balance of the Revolving Loan during such fiscal quarter:


            Average Daily Outstanding Principal       Commitment Fee
                 Balance of Revolving Loan              Percentage
            -----------------------------------       --------------
            Greater than or equal to $60,000,000        0.375%

                                       7

            Less than $60,000,000                       0.500%

On the Original Closing Date, the Commitment Fee Percentage shall be 0.500%; which shall thereafter be adjusted in accordance with the provisions hereof commencing one year after the Original Closing Date.

              "CONFIRMATION OF HOLDINGS GUARANTY" shall mean, the
Confirmation of Guaranty executed by Holdings substantially in the form of EXHIBIT Q annexed hereto, as amended, modified or supplemented from time to time.

              "CONSOLIDATED" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

              "CONTAMINANT" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

              "CONVERSION DATE" shall have the meaning assigned to such term in Section 2.01(b) hereof.

              "CONVERTIBLE PREFERRED STOCK" shall mean the convertible preferred stock of Dental Service.

              "CONVERTIBLE SUBORDINATED NOTES" shall mean Dental Service's 7% Convertible Subordinated Notes due May 15, 2006 in the original principal amount of $30,000,000, and all instruments or other documents related thereto, in each case as amended, modified or supplemented from time to time in accordance with their respective terms and the limitations set forth in
Section 7.17 hereof.

              "CREDIT EVENT" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

              "CREDITS" shall mean the Loans and the Letters of Credit.

              "CURE LOANS" shall have the meaning assigned to such term in
Section 2.13(d) hereof.

              "CUSTOMER" shall mean and include the account debtor or obligor with respect to any Receivable.

              "DCA" shall have the meaning assigned to such term in the preamble of this Agreement.

              "DCA MERGER" shall mean the merger completed on March 12, 1999 whereby DCA became a wholly-owned subsidiary of Holdings.

              "DEBT SERVICE EXPENSE" shall mean, with respect to any person for any period, the aggregate of regularly scheduled principal payments of all long-term Indebtedness (including, without limitation, Subordinated Indebtedness) made or to be made by such person during such period on a Consolidated basis in accordance with GAAP.

              "DEDICATED DENTAL" shall mean Dedicated Dental Systems, Inc., a California corporation.

              "DEFAULT" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

              "DE NOVO CAPITAL EXPENDITURES" shall mean, with respect to any person, the sum of (i) capital expenditures incurred by such person to establish De Novo Dental Practices in markets in which the Borrowers operate PLUS (ii) net losses incurred by a De Novo Dental Practice within its first six months of operation.

              "DE NOVO DENTAL PRACTICE" shall mean a dental practice not in existence prior to its affiliation with any of the Borrowers.

              "DENTAL INSURANCE BUSINESS" shall mean (a) the provision, administration or arrangement of (pursuant to state licensor, certification or other authorization, if necessary), (i) dental care services, related ancillary products or both, directly or through a DMO, a provider, a regulated service contractor or any other business which in the ordinary course provides, administers or arranges for such services, products or both, or (ii) dental and related insurance, (b) the provision or management of dental care services (including dental management claims services and management through dental information services), pursuant to state licensor, certification or other authorization, if necessary, and (c) any business activities related and incidental to any of the foregoing.

              "DENTAL MANAGEMENT" shall have the meaning assigned to such term in the preamble to this Agreement.

              "DENTAL OREGON" shall mean Managed Dental Care of Oregon, Inc., an Oregon corporation.

              "DMO" means any person which operates as a dental maintenance organization or a similar organization which provides, manages or arranges dental care services, pursuant to state licensor, certification or other authorization, if necessary, in the jurisdictions in which any Borrower or any subsidiary of a Borrower conducts business.

              "DENTAL SERVICE" shall have the meaning assigned to such term in the preamble of this Agreement.

              "DOLLARS" or the symbol "$" shall mean lawful currency of the United States of America.

              "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in SCHEDULE 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

              "EBITDA" shall mean, with respect to any person for any period, without duplication, the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining Net Income and (iv) federal, state and local income taxes, in each case of such person for such period MINUS interest income, computed and calculated in accordance with GAAP; PROVIDED, HOWEVER, that in determining EBITDA for Holdings and its Consolidated subsidiaries, (w) income related to Celebration shall not be included in such determination unless and until a Borrower owns 51% or more of the equity interests of Celebration, (x) the aggregate amount of dividends paid by Celebration to Dental Service shall be included in such determination, (y) positive EBITDA of subsidiaries which are in the Dental Insurance Business and which are not Guarantors shall not be included in such determination and (z) the aggregate amount of dividends paid by subsidiaries which are in the Dental Insurance Business and which are not Guarantors to a Borrower or Guarantor during the applicable period shall be included in such determination; PROVIDED, FURTHER, that the aggregate amount of such dividends so included shall not exceed the applicable person's EBITDA for such period; PROVIDED, HOWEVER, that in determining EBITDA for Holdings and its Consolidated subsidiaries, merger and restructuring costs incurred in the 1999 Fiscal Year in connection with the DCA Merger shall not be included in such determination; PROVIDED, FURTHER, that in no event shall such amount exceed $7,000,000.

              "ENVIRONMENTAL CLAIM" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrowers or their subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrowers or their subsidiaries or (iii) the violation, or alleged violation by the Borrowers or any of their subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrowers or their subsidiaries, under any applicable Environmental Law.

              "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 ET. SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 300f, ET SEQ.), the Clear Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

              "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which together with any of the Borrowers or any subsidiary of any thereof would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

              "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in SCHEDULE 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

              "EURODOLLAR LOAN" shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

              "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VIII hereof.

              "EXCESS CASH FLOW" shall mean, with respect to any person for any period, the amount, if any, by which Net Cash Flow of such person and its subsidiaries on a Consolidated basis for such period exceeds the Debt Service Expense of such person and its subsidiaries on a Consolidated basis for such period.

              "FINAL MATURITY DATE" shall mean September 30, 2005.

              "FINANCIAL OFFICER" shall mean, with respect to any person, the chief financial officer of such person.

              "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

              "FISCAL YEAR" shall mean the fiscal year of each of the Borrowers for accounting purposes, which in each case ends on December 31 of each year.

              "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any person for any period, the ratio of (i) the sum of (x) Funds Flow from Operations of such person for such period LESS (y) the sum of (x) Capital Expenditures of such person for such period PLUS (y) De Novo Capital Expenditures of such person for such period to (ii) the sum of (x) the Debt Service Expense of such person for such period PLUS (y) all earn-out payments paid in cash by such person during such period PLUS (z) the aggregate amount of Preferred Dividends paid in cash by such person during such period.

              "FUNDED DEBT" shall mean with respect to any person as of the date of determination thereof, all Indebtedness of such person and its subsidiaries on a Consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event the Revolving Credit Loans.

              "FUNDS FLOW FROM OPERATIONS" shall mean, with respect to any person for any period, without duplication of addition or subtraction of any items, the sum for such person for such period of (i) Net Income PLUS (ii) depreciation and amortization PLUS (iii) other non-cash items properly deducted in arriving at Net Income PLUS (iv) decreases in deferred tax assets PLUS (v) increases in deferred tax liabilities MINUS (vi) increases in deferred tax assets MINUS (vii) decreases in deferred tax liabilities MINUS
(viii) other non-cash items property added in arriving at Net Income MINUS
(ix) the positive Net Income for the applicable period of subsidiaries which are in the Dental Insurance Business and which are not Guarantors PLUS (x) the aggregate amount of dividends paid by such person to a Borrower or a Guarantor during the applicable period; PROVIDED, HOWEVER, that the aggregate amount of such dividends so added shall not exceed the applicable person's positive Net Income for such period.

              "GAAP" shall have the meaning assigned to such term in Section
1.02 hereof.

              "GRANTOR" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

              "GUARANTEE" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall in any event include the Holdings Guarantee and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

              "GUARANTOR" shall mean, collectively, Holdings, each subsidiary of any of the Borrowers (other than Dedicated Dental, Dental Oregon and Capitol Dental Care, Inc., an Oregon corporation) in existence on the Closing Date and any subsidiary of any of the Borrowers which becomes a guarantor of the Obligations after the date hereof. Upon the execution of an Joinder Agreement by a person as a "Guarantor", such person shall be deemed to be a party to this Agreement as a Guarantor and shall be bound by, and subject to all terms and provisions set forth herein and in the other Loan Documents applicable to "Guarantors", including, without limitation, the provisions of
Article XII of this Agreement.

              "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; PROVIDED, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and PROVIDED, FURTHER, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Federal Environmental Law, such broader meaning shall apply.

              "HOLDINGS" shall mean InterDent, Inc., a Delaware corporation.

              "HOLDINGS GUARANTY" shall mean the Guaranty by Holdings, dated as of March 12, 1999, as amended, modified or supplemented from time to time.

              "INDEBTEDNESS" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements,
(f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) the lesser of (1) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations) and (2) the appraised value (as determined by an independent appraiser acceptable to the Administrative Agent) (less depreciation, if applicable) of the property and assets of such person securing such obligations, (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date.

              "INDEMNITEES" shall have the meaning assigned to such term in
Section 11.04(c) hereof.

              "INFORMATION" shall have the meaning assigned to such term in
Section 11.11 hereof.

              "INTEREST EXPENSE" shall mean, with respect to any person for any period, the interest expense of such person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock, and (v) payments of interest expense in kind.

              "INTEREST LEVERAGE RATIO" shall mean, with respect to any person for any period, the ratio of (i) Adjusted Total Funded Debt as of the date of determination to (ii) Adjusted EBITDA of such person for such period.

              "INTEREST MARGIN" shall mean, with respect to any Loan, the amount as set forth below as corresponds to the Interest Leverage Ratio set forth below, determined on the Closing Date and adjusted thereafter, ten (10) Business Days after the delivery of the financial statements to the Administrative Agent required pursuant to Section 6.05(a) or, with respect to the first three (3) fiscal quarters of each Fiscal Year, Section 6.05(b) hereof, as applicable, together with the corresponding compliance certificates required pursuant to Section 6.05(e) hereof and together with a pricing certificate in the form of EXHIBIT N annexed hereto, commencing with the financial statements and certificates for the period ending June 30, 1999 or if the Borrowers shall fail to timely deliver such statements and certificates for any such period or during the continuance of an Event of Default, then at the highest Interest Margin provided for herein:

                                                 Eurodollar     Alternate Base
                                                Loan Interest    Loan Interest
Interest Leverage Ratio                            Margin           Margin
-----------------------                         -------------   --------------
Equal to or greater than 3.75:1.00                  3.00%            1.25%

Equal to or greater than 3.25:1.00 but less
     than 3.75:1.00                                 2.75%            1.00%

Equal to or greater than 2.50:1.00 but less
     than 3.25:1.00                                 2.50%            0.75%

Less than 2.50:1.00                                 2.25%            0.50%


On the Closing Date (i) the Eurodollar Loan Interest Margin shall be 2.50% and (ii) the Alternate Base Loan Interest Margin shall be 0.75%; each shall thereafter be adjusted in accordance with the provisions hereof.

              "INTEREST PAYMENT DATE" shall mean (i) in the case of an Alternate Base Loan, the first Business Day of each October, January, April and July, commencing July 1, 1999 (which shall include Alternate Base Loans outstanding under the Original Credit Agreement and which are being continued and extended under this Agreement), and (ii) with respect to any Eurodollar Loan (which shall include Eurodollar Loans outstanding under the Original Credit Agreement and which are being continued and extended under this Agreement), the last day of the Interest Period applicable thereto, and, in addition, in respect of any Eurodollar Loan of more than three (3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

              "INTEREST PERIOD" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), three (3) or six
(6) months thereafter, as the Borrowers may elect with respect to its Eurodollar Loans; PROVIDED, HOWEVER, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

              "JOINDER AGREEMENT" shall mean an agreement in substantially the form of EXHIBIT M annexed hereto.

              "LENDERS" shall have the meaning assigned to such term in the preamble to this Agreement.

              "LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.17 hereof.

              "LETTER OF CREDIT USAGE" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (ii) the unreimbursed drawings at such time under all such Letters of Credit.

              "LETTER OF INTEREST" shall mean the letter dated May 4, 1999 and all attachments thereto addressed to Holdings by The Chase Manhattan Bank.

              "LEVERAGE RATIO" shall mean, with respect to any person for any period, the ratio of (i) Adjusted Senior Debt as at the date of determination to (ii) Adjusted EBITDA of such person for such period.

              "LIBO RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the Administrative Agent in the London interbank market at approximately 11:00 A.M., London time, two
(2) Business Days prior to the first day of such Interest Period.

              "LIEN" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset,
(ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

              "LOAN" shall mean any Revolving Credit Loan or the Term Loan.

              "LOAN DOCUMENTS" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument or agreement now or hereafter delivered to the Administrative Agent or any Lender in connection herewith or therewith.

              "LOAN PARTY" shall mean each Borrower, each Grantor, each Guarantor, and each subsidiary thereof.

              "MAINTENANCE CAPITAL EXPENDITURES" shall mean, with respect to any person, all Capital Expenditures incurred by such person with respect to any Affiliated Dental Practice after the six-month anniversary of such dental practice becoming an Affiliated Dental Practice.

              "MANAGEMENT AGREEMENT" shall mean the Management Agreements (having terms of no less than 15 years) entered into by a Borrower or a Guarantor (other than Holdings) and a dental practice, professional corporation or professional association, pursuant to which the Borrowers provide comprehensive management and administrative services to such dental practice, professional corporation or professional association, and which shall (i) be in substantially the form attached hereto as EXHIBIT J-1, J-2 or J-3, (ii) shall meet the criteria set forth on SCHEDULE I annexed hereto or
(iii) shall otherwise be a form approved in writing by the Required Lenders (notwithstanding the requirements of this definition "Management Agreements" shall include those Administrative Services Agreements listed on Schedule
III).

              "MANDATORY PREPAYMENT" shall mean an amount equal to fifty percent (50%) of Excess Cash Flow, if any, of the Borrowers and their subsidiaries for the Fiscal Year then ended.

              "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

              "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of Holdings and its subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Lenders or the Administrative Agent under any Loan Document or (iv) the Administrative Agent's Lien on any material portion of the Collateral or the priority of such Lien.

              "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

              "NET CASH FLOW" shall mean, with respect to any person for any period, without duplication of addition or subtraction of items, (A) the sum for such period of (i) Net Income, (ii) depreciation and amortization, (iii) the change (expressed as a positive number in the event of an increase or a negative number in the event of a decrease) in deferred tax liabilities, (iv) other noncash items properly deducted in arriving at Net Income and (v) the change (expressed as a negative number in the event of an increase or a positive number in the event of a decrease), if any, in deferred tax assets MINUS (B) the sum of (i) all Capital Expenditures paid in cash during such period (including, without limitation, the principal component of Capitalized Lease Obligations) and (ii) all distributions and dividends permitted to be paid pursuant to the terms of this Agreement (and which are actually paid) during such period.

              "NET INCOME" shall mean, with respect to any person for any period, the aggregate income (or loss) of such person for such period which shall be an amount equal to net revenues and other proper items of income for such person LESS the aggregate for such person of any and all items that are treated as expenses under GAAP, and LESS Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

              "NET WORTH" shall mean, with respect to any person at any time,
(i) the sum of such person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less (ii) treasury stock and any minority interest in subsidiaries, and less
(iii) the amount of any write-up subsequent to the Closing Date in the value of any asset above the cost or depreciated cost thereof to such person; PROVIDED, HOWEVER, that in determining Net Worth for Holdings and its subsidiaries (on a Consolidated basis), merger and restructuring costs incurred in the 1999 Fiscal Year subsequent to March 31, 1999 in connection with the DCA Merger shall not be included in such determination; PROVIDED, FURTHER, that in no event shall such amount exceed $3,319,000.

              "NON PRO RATA LOAN" shall have the meaning assigned to such term in Section 2.13(d) hereof.

              "NOTES" shall mean the Term Notes and the Revolving Credit
Notes.

              "OBLIGATIONS" shall mean all obligations, liabilities and Indebtedness of the Borrowers to the Lenders and the Administrative Agent, arising under one or more of the Loan Documents, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, liabilities and Indebtedness of the Borrowers with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans, the Term Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrowers to the Lenders and the Administrative Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, and interest that, but for the filing of a petition in bankruptcy with respect to any Borrower, would accrue on such obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding), including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

              "ORIGINAL CLOSING DATE" shall mean September 30, 1998.

              "ORIGINAL CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of the Original Closing Date, among Dental Service, Dental Management, the Original Lenders, the guarantors named therein, the Administrative Agent, and the Syndication Agent, as amended through the Closing Date.

              "ORIGINAL LENDERS" shall mean those financial institutions party to the Original Credit Agreement which are identified on Schedule 2.01(a) to the Original Credit Agreement.

              "OTHER TAXES" shall have the meaning assigned to such term in
Section 2.16(b) hereof.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation.

              "PENSION PLAN" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

              "PERMITS" shall have the meaning assigned to such term in
Section 4.18 hereof.

              "PERMITTED ACQUISITION" shall mean the acquisition and/or affiliations with dental practices, dental practice management companies or persons in the Dental Insurance Business in which:

                     (i) the purchase price, including the maximum earn-out consideration (or a reasonable approximation thereof), all Indebtedness of the acquiree which is not retired in connection with such acquisition, all seller notes to be issued in connection with such acquisition and expected Acquisition Capital Expenditures, is less than or equal to $12,000,000;

                     (ii) the cash consideration, including the maximum cash earn-out payments (or a reasonable approximation thereof) (including, without limitation, earn-outs based upon current EBITDA), and including all Indebtedness of the acquiree which is not retired in connection with such acquisition, all seller notes to be issued in connection with such acquisition and expected Acquisition Capital Expenditures, is less than or equal to $7,500,000, but excluding the value of any capital stock issued by the acquiror as consideration for such acquisition;

                     (iii) the business of the acquired or affiliated dental practice is substantially related to that of the other Affiliated Dental Practices as of the effective date of the proposed acquisition and such dental practice is located in the United States;

                     (iv) no Default or Event of Default shall have occurred and be continuing at the time of the proposed acquisition or would occur as a result thereof;

                     (v) (A) both before and after giving effect to such acquisition or affiliation and the financing therefor, the Borrowers shall be in compliance with Sections 7.09(a), 7.09(b) and 7.10(a) hereof on a pro forma basis for the fiscal quarter immediately preceding the proposed effective date of such acquisition or affiliation and (B) after giving effect to such acquisition or affiliation and the financing therefor, the Pro Forma Interest Coverage Ratio for the fiscal quarter immediately preceding the proposed effective date of such acquisition or affiliation shall not be less than 3.00:1.00, the Pro Forma Leverage Ratio for the fiscal quarter immediately preceding the proposed effective date of such acquisition or affiliation shall not be greater than the ratios set forth in
              Section 7.09(a) for such fiscal quarter and the Pro Forma Interest Leverage Ratio for the fiscal quarter immediately preceding the proposed effective date of such acquisition or affiliation shall not be greater than the ratios set forth in
              Section 7.09(b) for such fiscal quarter;

                     (vi) both before and after giving effect to such acquisition or affiliation and the financing therefor, the Borrowers shall have adequate availability under the Total Revolving Credit Commitment for the Borrowers' and their subsidiaries working capital needs (as determined by the Administrative Agent in its reasonable discretion at the time of the proposed acquisition);

                     (vii) the acquiree has positive pro forma EBITDA, on a historical basis;

                     (viii) the proposed acquisition or affiliation is not hostile;

                     (ix) the acquiror is a Borrower or a subsidiary of any of the Borrowers (other than Capitol Dental Care, Inc. and Managed Dental Care of Oregon, Inc.) which is in good standing in the state of its incorporation and (other than Dedicated Dental) which is permitted (under applicable laws or regulations) to have its shares pledged to the Administrative Agent (for the benefit of the Lenders) pursuant to the terms of the Pledge Agreement and the acquiree, in the case of an acquisition, is permitted by applicable law and regulation to satisfy the provisions of
              Section 6.12 hereof;

                     (x) if the proposed acquisition or affiliation is of a dental practice, the target dental practice enters into a Management Agreement (and a Shares Acquisition Agreement if the Management Agreement is in the form of EXHIBIT J-1 annexed hereto), with a Borrower or a Guarantor (other than Holdings) or, if the proposed acquisition is of a dental practice management company or persons in the Dental Insurance Business, the Management Agreement and Shares Acquisition Agreements, if any, of such target are assumed by the acquiror (and assigned pursuant to an Assignment of Contract in accordance with the provisions of
              Section 6.18 hereof); and

                     (xi) the Borrowers have delivered to the Administrative Agent as soon as the information is available, but (1) with respect to acquisitions, the purchase price, including maximum earn-out consideration (or a reasonable approximation thereof), all Indebtedness of the acquiree which will not be retired in connection with such acquisition, all seller notes issued in connection with such acquisition and expected Acquisition Capital Expenditures, but excluding the value of any capital stock issued by the acquiror as consideration for such acquisition, of which is less than or equal to $5,000,000, no later than concurrently with the financial statements required to be delivered pursuant to
              Section 6.05(c) hereof and (2) with respect to all other acquisitions, at least 7 days prior to the closing of any such acquisition, (A) a compliance certificate in form and substance satisfactory to the Administrative Agent certifying the Borrowers' compliance with the provisions of this Agreement after giving effect on a pro forma basis to such acquisition, (B) a report of the chief financial officer of the Borrowers, in a form satisfactory to the Administrative Agent and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by the Administrative Agent in its good faith discretion after completion of reasonable due diligence, establishing the basis for the conclusions contained therein and establishing compliance with clauses (iv) through (vi) above, (C) a compliance certificate in form and substance satisfactory to the Administrative Agent certifying the Borrowers' compliance with clause (iii) and clauses (vii) through (x) above and, to the extent not consented to by the Required Lenders as provided below, certifying compliance with clauses (i) and (ii) above, (D) copies of substantially the form of all acquisition closing documents related to a Permitted Acquisition, (E) copies of the acquiree's balance sheet and profit and loss statement for its most recent fiscal year and fiscal quarter, (F) one (1) year historical and three (3) years projected financials for the acquiree and (G) a narrative description of the proposed acquisition and a chart of organization for the Borrowers showing the acquiree and its relationship to all Affiliates of the Borrowers;

              PROVIDED, HOWEVER, that, upon the written consent of the Required Lenders, in the exercise of their reasonable discretion after their review and satisfaction with all documentation, financial and other information with respect to any proposed acquisition or affiliation, the limitations set forth in clauses (i) and (ii) above shall not apply and such proposed acquisition shall be deemed a Permitted Acquisition.

              With respect to Permitted Acquisitions, the Administrative Agent may rely upon the certificates and reports of the Borrowers and the Borrowers' officers with respect to all matters contained therein, including, but not limited to, the Borrowers' compliance with the terms of this Agreement, the calculation by the Borrowers of the purchase price, the cash and non-cash portions of the purchase price, the Indebtedness components, the Acquisition Capital Expenditures component, and the maximum earn-out consideration (or a reasonable approximation thereof) with respect to any proposed Permitted Acquisition.

              Prior to the consummation of any Permitted Acquisition, the Borrowers will notify the Administrative Agent of any affiliate that is obligated under the Credit Agreement to become a Guarantor, Pledgor or Debtor. Concurrently with the closing of a Permitted Acquisition, the applicable Loan Party and each such affiliate shall execute and deliver a Joinder Agreement to the Administrative Agent. Each party executing a Joinder Agreement as a "Debtor" shall be deemed to be a party to each of the Security Documents as of and from the date of execution, and shall be bound by and subject to all of the terms of each of the Security Documents. Simultaneously with the execution of each Joinder Agreement pursuant to this paragraph, the Borrowers shall cause the (i) execution and delivery of each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for its own benefit and for the benefit of the Lenders, a first priority perfected security interest in the Collateral acquired in connection with such Permitted Acquisition, in each case in accordance with the provisions of this Agreement and (ii) delivery to Administrative Agent of certificates evidencing the capital stock of each acquiree, together with undated stock powers executed in blank, in each case, executed by the applicable Grantors.

              Notwithstanding anything to the contrary contained in this Agreement, when determining each component of the Pro Forma Interest Coverage Ratio, the Pro Forma Leverage Ratio and the Pro Forma Interest Leverage Ratio with respect to any Permitted Acquisition during any fiscal quarter, such determinations shall include calculations with respect to Holdings and its subsidiaries as of the last day of the immediately preceding fiscal quarter, calculations with respect to any other Permitted Acquisitions made during such quarter and calculations with respect to the proposed Permitted Acquisition.

              "PERMITTED DE NOVO CAPITAL EXPENDITURES" shall mean De Novo Capital Expenditures up to a maximum of $500,000 per De Novo Dental Practice and $2,500,000 in the aggregate for any Fiscal Year; PROVIDED, HOWEVER, that upon the written consent of the Required Lenders, the foregoing amounts may be increased by up to $100,000 and $500,000, respectively; PROVIDED, FURTHER, that

                     (i) no Default or Event of Default shall have occurred and be continuing at the time of the proposed De Novo Capital Expenditure or would occur as a result thereof;

                     (ii) (A) both before and after giving effect to such De Novo Capital Expenditure and the financing therefor, the Borrowers shall be in compliance with Sections 7.09(a), 7.09(b) and 7.10(a) hereof on a pro forma basis for the fiscal quarter immediately preceding the proposed date of such De Novo Capital Expenditure and (B) after giving effect to such proposed De Novo Capital Expenditure and the financing therefor, the Pro Forma Interest Coverage Ratio for the period ending on the last day of the fiscal quarter immediately preceding the proposed date of such De Novo Capital Expenditure shall not be less than 3.00:1.00, the Pro Forma Leverage Ratio for the fiscal quarter immediately preceding the proposed date of such De Novo Capital Expenditure shall not be greater than the ratios set forth in Section 7.09(a) for such fiscal quarter and the Pro Forma Interest Leverage Ratio for the fiscal quarter immediately preceding the proposed date of such De Novo Capital Expenditure shall not be greater than the ratios set forth in Section 7.09(b) for such fiscal quarter;

                     (iii) both before and after giving effect to such De Novo Capital Expenditure and the financing therefor, the Borrowers shall have adequate availability under the Total Revolving Credit Commitment for the Borrowers' and their subsidiaries working capital needs (as determined by the Administrative Agent in its reasonable discretion at the time of the proposed De Novo Capital Expenditure); and

                     (iv) the Borrowers shall have delivered to the Administrative Agent at least 30 days prior to the incurrence of any such De Novo Capital Expenditure, (A) a compliance certificate in form and substance satisfactory to the Administrative Agent certifying the Borrowers' compliance with the provisions of this Agreement and (B) a report of the chief financial officer of the Borrowers, in a form satisfactory to the Administrative Agent and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by the Administrative Agent in its good faith discretion after completion of reasonable due diligence, establishing the basis for the conclusions contained therein and establishing compliance with clauses (i) through (iii) above.

              "PERSON" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, professional corporation, limited liability partnership, partnership or government or any agency or political subdivision thereof.

              "PLAN" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrowers, any subsidiary or any ERISA Affiliate.

              "PLEDGE AGREEMENT" shall mean the Amended and Restated Pledge Agreement dated as of the Original Closing Date, between the Grantor(s) and the Administrative Agent, for its own benefit and for the benefit of the Lenders, in substantially the form of EXHIBIT D annexed hereto, as amended, modified or supplemented from time to time.

              "PLEDGED STOCK" shall have the meaning assigned to such term in the Pledge Agreement.

              "PREFERRED DIVIDENDS" shall mean, after the conversion of the Convertible Subordinated Notes to preferred stock, dividends paid with respect thereto.

              "PRO FORMA ADJUSTED EBITDA" shall mean with respect to any person for any period, the sum of (i) Adjusted EBITDA of such person for such period PLUS, in the case of a Permitted Acquisition, (ii) Pro Forma EBITDA of the proposed acquiree for such period.

              "PRO FORMA ADJUSTED SENIOR FUNDED DEBT" shall mean, with respect to any person as of the date of any proposed Permitted Acquisition or Permitted De Novo Capital Expenditure, the sum of (i) the Adjusted Senior Debt of such person as of such date PLUS (ii) senior Funded Debt incurred (or to be incurred) by such person in connection with such proposed Permitted Acquisition or Permitted De Novo Capital Expenditure.

              "PRO FORMA ADJUSTED TOTAL FUNDED DEBT" shall mean, with respect to any person as of the date of any proposed Permitted Acquisition or Permitted De Novo Capital Expenditure, the sum of (i) the Adjusted Total Funded Debt of such person as of such date PLUS (ii) Funded Debt incurred (or to be incurred) by such person in connection with such proposed Permitted Acquisition or Permitted De Novo Capital Expenditure.

              "PRO FORMA CASH INTEREST EXPENSE" shall mean, with respect to any person for any period, the sum of (i) the Interest Expense attributable to any Indebtedness incurred (or to be incurred) during such period in connection with any Permitted Acquisition or Permitted De Novo Capital Expenditure, treating any such Indebtedness as having been outstanding as of the first day of such period and computing the interest rate on such Indebtedness on a pro forma basis as if the rate in effect on the date of determination had been the applicable rate for the entire period PLUS (ii) the Cash Interest Expense of such person for such period (without duplication of amounts included in clause (i) hereof).

              "PRO FORMA EBITDA" shall mean, with respect to any person, EBITDA of such person adjusted for non-recurring verifiable expense deductions, including, without limitation, excess owner compensation; PROVIDED, HOWEVER, that the calculation of Pro Forma EBITDA shall be reasonably acceptable to the Administrative Agent.

              "PRO FORMA INTEREST COVERAGE RATIO" shall mean, with respect to any person, after giving effect to any potential Permitted Acquisition or Permitted De Novo Capital Expenditure, the ratio for the one fiscal quarter period (in the case of proposed acquisitions or capital expenditures to occur prior to June 30, 1999), two fiscal quarter period (in the case of proposed acquisitions or capital expenditures to occur on or after June 30, 1999 but prior to September 30, 1999), three fiscal quarter period (in the case of proposed acquisitions or capital expenditures to occur on or after September 30, 1999 but prior to December 31, 1999) or four fiscal quarter period (in the case of proposed acquisitions or capital expenditures to occur on or after December 31, 1999) of (a) the sum of (x) EBITDA of such person for such period PLUS, in the case of a Permitted Acquisition, (y) Pro Forma EBITDA of such person for such period to (b) the sum of (x) Pro Forma Cash Interest Expense of such person for such period PLUS (y) Preferred Dividends paid in cash during such period.

              "PRO FORMA INTEREST LEVERAGE RATIO" shall mean, with respect to any person for any period, after giving effect to any potential Permitted Acquisition or Permitted De Novo Capital Expenditure, the ratio of (i) Pro Forma Adjusted Total Funded Debt of such person for such period to (ii) Pro Forma Adjusted EBITDA for such person for such period.

              "PRO FORMA LEVERAGE RATIO" shall mean, with respect to any person for any period, after giving effect to any potential Permitted Acquisition or Permitted De Novo Capital Expenditure, the ratio of (i) Pro Forma Adjusted Senior Debt of such person for such period to (ii) Pro Forma Adjusted EBITDA for such person for such period.

              "PURCHASE AGREEMENT" shall mean the agreement entered into by a Borrower or a Guarantor (other than Holdings) and a dental practice or a manager of dental practices whereby such Borrower or Guarantor will acquire all or substantially all of the assets or stock of such dental practice or such manager of dental practices.

              "RECEIVABLES" shall mean and include all of the Borrowers', Guarantors' and Affiliated Dental Practices' accounts, instruments, documents, chattel paper and general intangibles and all management fees due and owing to the Borrowers in connection with Management Agreements, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Administrative Agent for its own benefit and/or the ratable benefit of the Lenders.

              "REGISTER" shall have the meaning assigned to such term in
Section 11.03(e) hereof.

              "REGULATION D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "REGULATION T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "REGULATION U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "REGULATION X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "RELEASE" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

              "REMEDIAL WORK" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of any Loan Party or its subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

              "REPAYMENT DATE" shall have the meaning assigned to such term in
Section 2.04(c) hereof.

              "REPORTABLE EVENT" shall mean a Reportable Event as defined in
Section 4043(c) of ERISA.

              "REQUIRED LENDERS" shall mean Lenders having 66 - 2/3% of the Total Revolving Credit Commitment.

              "RESPONSIBLE OFFICER" shall mean, with respect to any person, any vice president or president, chief executive officer, chief operating officer or the chief financial officer or controller, of such person.

              "REVOLVING CREDIT ALTERNATE BASE LOAN" shall mean a Revolving Credit Loan that is an Alternate Base Loan.

              "REVOLVING CREDIT COMMITMENT" shall mean, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in SCHEDULE 2.01(A) annexed hereto, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

              "REVOLVING CREDIT COMMITMENT FEE" shall have the meaning set forth in Section 2.06(a) hereof.

              "REVOLVING CREDIT EURODOLLAR LOAN" shall mean a Revolving Credit Loan that is a Eurodollar Loan.

              "REVOLVING CREDIT LOAN" shall mean a Revolving Credit Loan made pursuant to Sections 2.01 and 2.02 hereof.

              "REVOLVING CREDIT NOTES" shall mean the Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of EXHIBIT B annexed hereto, as amended, modified or supplemented from time to time.

              "REVOLVING CREDIT TERMINATION DATE" shall mean such date as the Revolving Credit Loans shall otherwise be payable in full and the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

              "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement dated as of the Original Closing Date, between the Grantor(s) and the Administrative Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of EXHIBIT E annexed hereto, as amended, modified or supplemented from time to time.

              "SECURITY AGREEMENT-PATENTS AND TRADEMARKS" shall mean the Amended and Restated Security Agreement and Mortgage-Patents and Trademarks, dated as of the Original Closing Date, between the Debtor(s), as such term is defined therein, and the Administrative Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of EXHIBIT G annexed hereto, as amended, modified or supplemented from time to time.

              "SECURITY DOCUMENTS" shall mean the Pledge Agreement, the Security Agreement, each Assignment of Contract, the Security Agreement-Patents and Trademarks, the Assignment of Life Insurance, the Confirmation of Holdings Guaranty and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

              "SERRA PARK" shall mean Serra Park Dental Services, Incorporated, a Delaware corporation.

              "SHARES ACQUISITION AGREEMENT" shall mean the Shares Acquisition Agreement entered into by a Borrower or a Guarantor (other than Holdings) and the owner(s) of a dental practice, and, in the case of Shares Acquisition Agreements entered into after the Original Closing Date, each of which shall (i) contain a provision substantially similar to Section 3 of the form attached hereto as EXHIBIT K and (ii) permit the assignment of the rights granted to the Borrower or Guarantor party thereto pursuant to said provision to the Administrative Agent (for the ratable benefit of the Lenders).

              "SUBORDINATED INDEBTEDNESS" shall mean, with respect to any of the Borrowers, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement upon terms satisfactory to and approved in writing by the Administrative Agent, to the extent it does not by its terms mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date, and shall include the Convertible Subordinated Notes.

              "SUBSIDIARY" shall mean, with respect to any person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

              "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble to this Agreement.

              "TAXES" shall have the meaning assigned to such term in
Section 2.16(a) hereof.

              "TERM ALTERNATE BASE LOAN" shall mean a Term Loan that is an Alternate Base Loan.

              "TERM EURODOLLAR LOAN" shall mean a Term Loan that is a Eurodollar Loan.

              "TERM LOAN" shall mean the Term Loan made on the Conversion Date pursuant to Sections 2.01(b) and 2.02 hereof.

              "TERM NOTES" shall mean the Term Notes of the Borrowers when subsequently executed and delivered as provided in Section 2.04 hereof, in substantially the form of EXHIBIT A hereto, as amended, modified or supplemented from time to time.

              "TOTAL REVOLVING CREDIT COMMITMENT" shall mean the sum of the Lenders' Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

              "TRANSACTIONS" shall have the meaning assigned to such term in
Section 4.02 hereof.

              SECTION 1.02 ACCOUNTING TERMS. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof ("GAAP"); PROVIDED, HOWEVER, that each reference in Article VII hereof, or in the definition of any term used in Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof.

II.    THE LOANS

              SECTION 2.01    REVOLVING CREDIT COMMITMENTS AND TERM LOAN.
(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time and from time to time from the date hereof to the earlier of (i) the Revolving Credit Termination Date and (ii) the Conversion Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in SCHEDULE 2.01(a) annexed hereto, as such Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed the Total Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation,
Section 2.07 hereof) MINUS the Letter of Credit Usage at such time (such Letter of Credit Usage not to exceed $1,000,000 at any time).

              Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the earlier of (i) the Revolving Credit Termination Date and
(ii) the Conversion Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if after giving effect thereto the sum of the aggregate principal amount of the Revolving Credit Loans outstanding hereunder PLUS the Letter of Credit Usage would exceed the Total Revolving Credit Commitment (as such amount may be reduced pursuant to the provisions of this Agreement).

              (b) Subject to the terms and conditions of this Agreement, including, without limitation, that no Default or Event of Default shall then exist, on September 30, 2001 (the "CONVERSION DATE"), then the unpaid principal amount of Revolving Credit Loans shall be converted into a Term Loan (the "TERM LOAN") from the Lenders.

              SECTION 2.02    LOANS.    The Revolving Credit Loans made by the
Lenders on any date shall be in integral multiples of $100,000 (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such Loans are requested to be disbursed to the Borrowers' controlled disbursement account maintained with the Administrative Agent); PROVIDED, HOWEVER, that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount equal to the product of $500,000 times the number of Lenders on such date.

              (b) Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof. On the Conversion Date, the Term Loans to be made by the Lenders shall be made against delivery of Term Notes payable to the order of the Lenders, as referred to in Section 2.04 hereof.

              (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrowers may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; PROVIDED, HOWEVER, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Not more than five (5) Eurodollar Loans may be outstanding at any one time.

              (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Administrative Agent at an address or location designated by the Administrative Agent in immediately available funds not later than 12:00 noon, Los Angeles, California time, and the Administrative Agent shall as soon as practicable, but in no event later than 3:00 P.M., Los Angeles, California time, credit the amounts so received to the general deposit account of the Borrowers with the Administrative Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

              (e) The Borrowers shall have the right at any time upon prior irrevocable written, telex or facsimile notice (promptly confirmed in writing) to the Administrative Agent given in the manner and at the times specified in
Section 2.03 with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Eurodollar Loans into a subsequent Interest Period, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

                     (i) each conversion or continuation shall be made PRO RATA among the Lenders in accordance with the respective principal amounts of the Loans comprising the conversion or continuation, and in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted or continued shall not be less than $100,000 in the case of Alternate Base Loans (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such Loans are requested to the disbursed to the Borrowers' controlled disbursement account maintained with the Administrative Agent) or $500,000 times the number of Lenders on such date in the case of

              Eurodollar Loans, and, in any event shall be an integral multiple of $100,000;

                     (ii) accrued interest on a Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

                     (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.12;

                     (iv) any portion of a Revolving Credit Eurodollar Loan which is subject to an Interest Period ending on a date that is less than one (1) month prior to the Revolving Credit Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into an Alternate Base Loan;

                     (v) any portion of a Term Eurodollar Loan required to be paid on any Repayment Date occurring less than one (1) month after the end of the then current Interest Period applicable to such Loan, may not be converted into, or continued as, a Term Eurodollar Loan and shall be automatically converted at the end of such Interest Period into a Term Alternate Base Loan; and

                     (vi) no Default or Event of Default shall have occurred and be continuing.

              The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrowers in the irrevocable notice of conversion delivered pursuant to this Section; PROVIDED, HOWEVER, that if no such Interest Period shall be specified, the Borrowers shall be deemed to have selected an Interest Period of one (1) months' duration; and, PROVIDED, FURTHER, that no such Interest Period may be for more than one (1) month for the period commencing on the Closing Date and earlier to occur of (x) the 120th day following the Closing Date and (y) the completion to the satisfaction of the Syndication Agent of the syndication of the Total Revolving Credit Commitment and the Loans and other Credits thereunder. If the Borrowers shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall automatically be converted into an Alternate Base Loan. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

              SECTION 2.03 NOTICE OF LOANS. The Borrowers shall, through a Responsible Officer of any of the Borrowers, give the Administrative Agent irrevocable written, telex or facsimile notice (promptly confirmed in writing) of each borrowing (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) not later than 9:00 A.M., Los Angeles, California time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion and (ii) on the day of an Alternate Base Loan borrowing or conversion. Such notice shall specify (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans, it being agreed that all Loans made on the Closing Date shall be Alternate Base Loans, (x) the date of such borrowing (which shall be a Business Day) and amount thereof and (y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one (1) month's duration shall be deemed to have been selected; PROVIDED, HOWEVER, that no such Interest Period may be for more than one (1) month for the period commencing on the Closing Date and ending on the earlier to occur of (x) the 120th day following the Closing
Date and (y) the completion to the satisfaction of the Syndication Agent of the syndication of the Total Revolving Credit Commitment and the Loans and other Credits thereunder. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing. In addition, the Borrowers shall specify whether the requested Loan is for a Permitted Acquisition, Capital Expenditures (in which case the Borrowers shall certify that such advance is not in violation of Section 7.07 hereof), or for other requirements of the Borrowers.

              SECTION 2.04 NOTES; REPAYMENT OF LOANS. (a) All Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form of EXHIBIT B annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment on such date. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date if such date occurs earlier than the Conversion Date or, subject to the terms and conditions of this Agreement, including, without limitation, that no Default or Event of Default shall then exist, shall be converted to a Term Loan on the Conversion Date. The Term Loan made by a Lender on the Conversion Date shall be evidenced by a single Term Note, duly executed on behalf of the Borrowers, dated the Conversion Date, in substantially the form of EXHIBIT A annexed hereto, delivered and payable to such Lender in a principal amount equal to its PRO RATA share (based on its Revolving Credit Commitment) of the Revolving Credit Loans being converted on such date; PROVIDED, HOWEVER, that the failure of the Borrowers to deliver Term Notes pursuant to the provisions of this Section shall not affect the liability of the Borrowers to repay the amount of Revolving Credit Loans being converted.

              (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

              (c) The aggregate principal amount of the Term Loan, as evidenced by the Term Notes, shall be payable in sixteen (16) consecutive quarterly installments on the first Business Day of each October, January, April and July of each year (the date of each such installment, a "REPAYMENT DATE"), commencing with the first Business Day of the first full fiscal quarter succeeding the Conversion Date, in the amount set forth in the next sentence, and such payments shall be distributed ratably among the Lenders in accordance with their PRO RATA share of such Term Loan. Payments of principal on each Repayment Date shall be in equal amounts calculated on an amortization schedule which assumes a maturity date ending four (4) years subsequent to the Conversion Date and which will be confirmed in writing to the Borrowers by the Administrative Agent; PROVIDED, HOWEVER, that the final installment under such Term Note shall be in the amount of the unpaid principal balance of such Term Note and shall be payable on the Final Maturity Date.

              To the extent not previously paid, the Term Loan shall be due and payable on the Final Maturity Date. Each Term Note shall bear interest from its date on the outstanding principal balance thereof, as provided in
Section 2.05. All principal payments in respect of the Term Loan shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. No scheduled payment of principal in respect of the Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loan, and such lesser amount is paid.

              (d) Each Lender, or the Administrative Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Term Note or Revolving Credit Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrowers from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; PROVIDED, HOWEVER, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

              (e) Each of the Borrowers shall be jointly and severally liable with the other Borrower(s) for the Obligations, and each of the Obligations shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. All Credits extended to any of the Borrowers or requested by any of the Borrowers shall be deemed to be Credits extended for each of the Borrowers, and each of the Borrowers hereby authorizes each other of the Borrowers to effectuate Credits on its behalf. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Agents and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from any of the Borrowers on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to any of the Borrowers as notice to each and all Borrowers.

              Each of the Borrowers agrees that the joint and several liability of the Borrowers provided for in this subsection (e) shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrower(s) may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrower(s) or with any other person, each of the Borrowers hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any of the Borrowers or any other person or any collateral.

              Each of the Borrowers hereby irrevocably waives and releases each other of the Borrowers from all "claims" (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrowers are or would be entitled by virtue of the provisions of the first paragraph of this subsection (e) or the performance of such Borrower's obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations.

              SECTION 2.05 INTEREST ON LOANS. (a) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate PLUS the applicable Interest Margin.

              (b)    Subject to the provisions of Section 2.05(c) and Section
2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate PLUS the applicable Interest Margin.

              (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date, the Conversion Date, the Revolving Credit Termination Date and on the Final Maturity Date, as applicable. Interest on each Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Administrative Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined.

              SECTION 2.06 FEES. The Borrowers shall pay each Lender, through the Administrative Agent, (i) on the first Business Day of each October, January, April and July, commencing July 1, 1999, (ii) on the date of any reduction of the Revolving Credit Commitments pursuant to this Agreement including, without limitation, Section 2.07 hereof and (iii) on the earlier to occur of (x) the Revolving Credit Termination Date and (y) the Conversion Date, in immediately available funds, a commitment fee (the "REVOLVING CREDIT COMMITMENT FEE") equal to the Commitment Fee Percentage on the average daily unused (treating Letter of Credit Usage as usage) amount of the Revolving Credit Commitment of such Lender, during the quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Termination Date) ending on such date; PROVIDED, HOWEVER, that with respect to the period April 1, 1999 to the Closing Date, the Borrowers shall pay each Original Lender, through the Administrative Agent, on July 1, 1999, the "Revolving Credit Commitment Fee" under the Original Credit Agreement on the daily unused amount of such Original Lender's "Revolving Credit Commitment" under the Original Credit Agreement during such period. The Revolving Credit Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earliest of (i) the Revolving Credit Termination Date, (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to this Agreement including, without limitation, pursuant to Section 2.07 hereof and (iii) the Conversion Date. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

              SECTION 2.07 TERMINATION AND REDUCTION OF REVOLVING CREDIT COMMITMENTS. (a) Upon at least two (2) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments; PROVIDED, HOWEVER, that the Total Revolving Credit Commitment shall not be reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitments and the Letter of Credit Usage at such time. Each partial reduction of the Total Revolving Credit Commitment shall be in a minimum of $100,000 or an integral multiple of $100,000.

              (b) Simultaneously with any termination or reduction of the Total Revolving Credit Commitment pursuant to paragraph (a) of this Section 2.07, the Borrowers shall pay to each Lender, through the Administrative Agent, the Revolving Credit Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced.

              (c) The Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the earlier of (i) the Revolving Credit Termination Date and (ii) the Conversion Date, and all Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon on the Revolving Credit Termination Date, if such date occurs earlier than the Conversion Date, or, subject to the terms and conditions of this Agreement, including, without limitation, that no Default or Event of Default shall then exist, shall be converted to a Term Loan on the Conversion Date.

              SECTION 2.08 INTEREST ON OVERDUE AMOUNTS; ALTERNATE RATE OF INTEREST. (a) If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable thereto.

              (b)    In the event, and on each occasion, that on the day two
(2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Administrative Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrowers and the Lenders, and any request by the Borrowers for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to
Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Administrative Agent made hereunder shall be conclusive absent manifest error.

              SECTION 2.09 PREPAYMENT OF LOANS. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part without penalty (except as otherwise provided for herein); PROVIDED, HOWEVER, that each such partial prepayment of a Loan shall be in an integral multiple of $100,000.

              (b) On the date of any termination or reduction of the Total Revolving Credit Commitment pursuant to Section 2.07(a) hereof or elsewhere in this Agreement, the Borrowers shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the aggregate principal amount of the Revolving Credit Loans PLUS the Letter of Credit Usage outstanding will not exceed the Total Revolving Credit Commitment following such termination or reduction. Any prepayments required by this paragraph (b) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Administrative Agent to be held in such account on terms satisfactory to the Administrative Agent.

              (c) The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that the outstanding principal balance of such Revolving Credit Loans PLUS the Letter of Credit Usage does not exceed the Total Revolving Credit Commitment. Any prepayments required by this paragraph (c) shall be applied to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans; PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Administrative Agent to be held in such account on terms satisfactory to the Administrative Agent.

              (d) Within three (3) Business Days of (i) the sale or other disposition of any assets of any Loan Party (excluding (x) sales of assets in the ordinary course of business, and (y) subject to Section 6.02 hereof, sales of worn-out or obsolete assets but only to the extent that the net proceeds realized are applied within three (3) Business Days of any sale or other disposition to purchase other assets and pending such application or prepayment all such net proceeds shall be maintained in a cash collateral account with the Administrative Agent on terms and conditions acceptable to the Administrative Agent) or of the capital stock of any Loan Party (subject to Section 7.05 hereof), or (ii) the consummation of the issuance of any debt securities of any of the Loan Parties, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of the proceeds received (net of taxes due and any reasonable expenses of sale), which proceeds shall be applied as set forth in paragraph (g) below. Nothing contained in this paragraph (d) shall be or be deemed to be a consent to the sale of any assets or stock or the issuance of any stock or debt securities.

              (e) Within 105 days of the end of each Fiscal Year of the Borrowers, commencing with the Fiscal Year ending December 31, 2002, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to the Mandatory Prepayment, if any, of the Borrowers and their subsidiaries for the Fiscal Year then ended, such prepayment to be applied as set forth in paragraph (g) below.

              (f) (i) Except as provided in clause (ii) below, promptly and in any event not more than three (3) Business Days following the receipt by the Administrative Agent or any of the Borrowers or any subsidiary of any of the Borrowers of any net proceeds of (x) any casualty insurance required to be maintained pursuant to

Section 6.03 hereof on account of each separate loss, damage or injury (each, a "CASUALTY EVENT") in excess of $200,000 (or, if there shall be continuing a Default or an Event of Default, of the full amount of net proceeds) to any asset of such Borrowers or such subsidiary (including, without limitation, any Collateral), or (y) any business interruption insurance required to be maintained pursuant to Section 6.03 hereof on account of any business interruption event (each, a "BI EVENT") in excess of $200,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds), such Borrowers or subsidiary shall notify the Administrative Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than three (3) Business Days following receipt by the Administrative Agent or such Borrowers or subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph (g) below.

           (ii)   In the case of the receipt of net proceeds described in clause
      (i) above with respect to a Casualty Event or BI Event, the Borrowers may elect, by written notice delivered to the Administrative Agent not later than the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of such Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "REBUILDING") the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrowers shall have certified to the Administrative Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrowers shall be sufficient to complete such Rebuilding in accordance with all applicable laws, regulations and ordinances;
      and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and (z) if the amount of net proceeds in question exceeds $1,000,000, the Borrowers shall have obtained the written consent of the Required
      Lenders to such election.

           (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrowers shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit
      Loans (not in permanent reduction of the Revolving Credit
      Commitment), and deposit (the "SPECIAL DEPOSIT") with the

      Administrative Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Administrative Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the applicable Rebuilding or ordinary course business operations, as the case may be; PROVIDED, HOWEVER, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Administrative Agent to repay the Obligations in such order as the Administrative Agent shall elect. The Administrative Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

           (iv) Notwithstanding anything to the contrary contained in this paragraph (f), on the date three (3) Business Days following the receipt by the Administrative Agent or any Borrower of any net proceeds of any insurance referred to in Section 6.16 hereof, there shall become due and payable a prepayment of principal in respect of the Obligations in an amount equal to 100% of such net proceeds. All prepayments made pursuant to this clause (iv) shall be applied in the manner set forth in paragraph (g) below.

              (g) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (b), (c), (d), (e) or (f) above or paragraph (k) below, the Borrowers shall furnish to the Administrative Agent, not later than 11:00 A.M. (Los Angeles, California time) (i) three (3) Business Days prior to the date of such prepayment of Alternate Base Loans and (ii) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans, written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d), (e), (f) or (k) above shall be applied as follows: (A) prior to the Conversion Date, to outstanding Revolving Credit Alternate Base Loans up to the full amount thereof and then to Revolving Credit Eurodollar Loans up to the full amount thereof, and (B) following the Conversion Date, with respect to the Term Loan, to outstanding Term Alternate Base Loans PRO RATA over the remaining Repayment Dates up to the full amount thereof and then to outstanding Term Eurodollar Loans PRO RATA over the remaining Repayment Dates up to the full amount thereof; PROVIDED, HOWEVER, that if at the time of the making of any prepayment in accordance with clause (A), there are undrawn Letters of Credit outstanding, then in the discretion of the Administrative Agent, all or any portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) remaining after payment in full of the Revolving Credit Loans shall be deposited by the Borrowers in a cash collateral account to be held by the Administrative Agent for its own benefit and for the benefit of the Lenders for application by the Administrative Agent to the payment of any drawing made under any such Letters of Credit; PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any Term or Revolving Credit Eurodollar Loan required pursuant to this Section 2.09(g) until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers into a cash collateral account with the Administrative Agent to be held in such account pursuant to terms satisfactory to the Administrative Agent.

              (h) All prepayments under this Section 2.09 shall be subject to Section 2.12 hereof.

              (i) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

              (j) All prepayments of the Term Loan under this Section 2.09 shall be applied PRO RATA over the remaining Repayment Dates. The amount of the Term Loan prepaid may not be reborrowed.

              (k) Within one (1) Business Day of the receipt of any funds pursuant to Section 6.19 hereof, there shall become due and payable a prepayment of principal in respect of the Obligations in an amount equal to 100% of such net proceeds. All prepayments made pursuant to this paragraph
(k) shall be applied in the manner set forth in paragraph (g) above.

              SECTION 2.10    RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to the Administrative Agent or any Lender, shall: (i) subject the Administrative Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office of the Administrative Agent or any Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid to either the Administrative Agent or any Lender with respect to any Eurodollar Loans made by such Lender to the Borrowers or with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than (x) taxes imposed on the overall net income of the Administrative Agent or such Lender and (y) franchise taxes imposed on the Administrative Agent or such Lender, in either case by the jurisdiction in which such Lender or the Administrative Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Admini-strative Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than taxes imposed on the overall net income of such Lender or the Administrative Agent by the jurisdiction in which such Lender or the Administrative Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by such Lender; or
(iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan or Letter of Credit, then the Borrowers shall pay to such Lender or the Administrative Agent, as the case may be, upon such Lender's or the Administrative Agent's demand, such additional amount or amounts as will compensate such Lender or the Administrative Agent for such additional costs or reduction. The Administrative Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this
Section 2.10(a) shall be deemed to (x) permit the Administrative Agent or any Lender to recover any amount thereunder which would not be recoverable under
Section 2.16 hereof or (y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to Section 2.16 hereof.

              (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrowers of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

              (c) A statement of any Lender or the Administrative Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Administrative Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error.
The Borrowers shall pay such Lender or the Administrative Agent, as the case may be, the amount shown as due on any such statement within ten (10) days after its receipt of the same.

              (d) Failure on the part of any Lender or the Administrative Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Administrative Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to such Letter of Credit.
The protection under this Section 2.10 shall be available to each Lender and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Administrative Agent for compensation.

              (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

              SECTION 2.11 CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrowers and to the Administrative Agent, such Lender may:

                     (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                     (ii) require that all outstanding Eurodollar Loans, made by such Lender be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

              (b) For purposes of Section 2.11(a) hereof, a notice to the Borrowers by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrowers on the date of receipt by the Borrowers.

              SECTION 2.12 INDEMNITY. The Borrowers shall indemnify the Administrative Agent and each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, or in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Administrative Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of a Default or an Event of Default or the exercise of any right or remedy of the Administrative Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of the Borrowers to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; any failure of the Borrowers to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Without limiting the foregoing, the Borrowers further agree to indemnify and hold harmless the Administrative Agent, each Lender as well as their respective officers and directors, each person who controls the Administrative Agent or Lender within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors, from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Administrative Agent or any Lender of any Letter of Credit or the execution and delivery of any other document in connection therewith. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

              SECTION 2.13    PRO RATA TREATMENT; ASSUMPTION BY AND DELEGATION
OF AUTHORITY TO THE ADMINISTRATIVE AGENT.    Except as permitted under Sections
2.10, 2.11 and 2.16 hereof or as described in subsection (d) below, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment shall be made PRO RATA among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment or that the aggregate principal amount of such Lender's Term Loan bears to the aggregate principal amount of the Term Loans made by all of the Lenders, as the case may be.

              (b) Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans or occurrence of other Credit Events hereunder subsequent to the Credit Events on the Closing Date, unless the Administrative Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (c) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its PRO RATA share of the applicable Credits on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Credit Event date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's PRO RATA share of such Credits, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Credit Event date to the date on which such Lender's PRO RATA share of such Credits shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's

PRO RATA share of such Credits is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Credit Event date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrowers.

              (c) Unless and until the Administrative Agent shall have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Credits hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Administrative Agent such Lenders' ratable share of Credits extended after the effective date of such notice, the Administrative Agent shall be entitled to continue to make the assumptions described in Section 2.13(b) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Administrative Agent (unless otherwise agreed by the Administrative Agent), the Administrative Agent shall be entitled to make the assumptions described in Section 2.13(b) above as to any Credits as to which it has not received a written notice to the contrary prior to 11:00 A.M. (Los Angeles, California time) on the Business Day next preceding the day on which such Credits are to be extended. The Administrative Agent shall not be required to extend any Credits as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Credits available to the Administrative Agent. Any withdrawal of authorization as described under this Section 2.13(c) shall not affect the validity of any Credits extended prior to the effectiveness thereof.

              (d) In the event that any Lender fails to fund its ratable portion (based on its Revolving Credit Commitment) of any Revolving Credit Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure or the termination of the Total Revolving Credit Commitment, in the Administrative Agent's sole discretion, the proceeds of all amounts thereafter repaid to the Administrative Agent for the benefit of the Lenders by the Borrowers and otherwise required to be applied to such Lender's share of any other Obligation pursuant to the terms of this Agreement, may be advanced to the Borrowers by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligation. Notwithstanding anything in this Agreement to the contrary:

                     (i) the foregoing provisions to this subsection (d) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.02;

                     (ii) any such Lender shall be deemed to have cured its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its Revolving Credit Commitment) of the requested principal portion of such Revolving Credit Loan is fully funded to the Borrowers whether made by such Lender itself or by operation of the terms of this subsection (d) and whether or not the Non Pro Rata Loan with respect thereto has been converted or continued;

                     (iii) amounts advanced to the Borrowers to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Loans ("CURE LOANS") shall bear interest at the rate applicable to Alternate Base Loans under Section 2.05 in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Alternate Base Loans;

                     (iv) regardless of whether or not an Event of Default has occurred and is continuing, and notwithstanding the instructions of the Borrowers as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Credit Alternate Base Loans shall be applied FIRST, ratably to Revolving Credit Alternate Base Loans constituting Non Pro Rata Loans, SECOND, ratably to Revolving Credit Alternate Base Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Revolving Credit Alternate Base Loans constituting Cure Loans;

                     (v) for so long as, and until the earlier of any such Lender's cure of the failure to fund its ratable portion (based on its Revolving Credit Commitment) of any Revolving Credit Loan and the termination of the Total Revolving Credit Commitment, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective Revolving Credit Commitments) of any Revolving Credit Loan have not been cured; and

                     (vi) for so long as and until any such Lender's failure to fund its ratable portion (based on its Revolving Credit Commitment) of any Revolving Credit Loan is cured in accordance with this subsection (d), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Revolving Credit Commitment.

              SECTION 2.14 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note or exposure under the Letter of Credit Usage held by it as a result of which the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by it shall be proportionately less than the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and exposure under the Letter of Credit Usage held by such other Lender, so that the aggregate unpaid principal amount of the Notes and exposure under the Letter of Credit Usage and participations in Notes and exposure under the Letter of Credit Usage held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes and exposure under the Letter of Credit Usage then outstanding as the principal amount of the Notes and exposure under the Letter of Credit Usage held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and exposure under the Letter of Credit Usage outstanding prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section
2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note and exposure under the Letter of Credit Usage deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note and exposure under the Letter of Credit Usage in the amount of such participation.

              SECTION 2.15    PAYMENTS AND COMPUTATIONS.    The Borrowers shall
make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (Los Angeles, California time) on the day when due in lawful money of the United States (in freely transferable dollars) for the account of the Lenders, in immediately available funds, without set-off or counterclaim to the Administrative Agent at an address or location designated by the Administrative Agent at least forty-eight (48) hours prior to the date such payment or delivery is required. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. The Administrative Agent may charge, when due and payable, the Borrowers' account with the Administrative Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Administrative Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrowers shall make any such payments upon demand.

              (b) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender without setoff, counterclaim or deduction of any kind. If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to Borrowers or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to Borrowers or such other person, without setoff, counterclaim or deduction of any kind.

              SECTION 2.16    TAXES.    Any and all payments by the  Borrowers
hereunder shall be made, in accordance with Section 2.15 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

                     (i) in the case of the Administrative Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Administrative Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Administrative Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Applicable Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Administrative Agent or such Lender at its principal office or Applicable Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

                     (ii) taxes (including withholding taxes) imposed by reason of the failure of the Administrative Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.16(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Administrative Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

              (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

              (c) The Borrowers will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this
Section 2.16) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers, provided that the Borrowers, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

              (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

              (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

              (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Administrative Agent (if the Administrative Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Administrative Agent of any change in its Applicable Lending Office and upon written request of the Borrowers such Lender shall, prior to the immediately following due date of any payment by the Borrowers or any Guarantor hereunder or under any other Loan

Document, deliver to the Borrowers or such Guarantor, as the case may be (with copies to the Administrative Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.16(f). If the Administrative Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.16(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Administrative Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.16(a) to the extent such withholding is required solely by reason of the failure of the Administrative Agent or such Lender to provide the necessary certificate, document or other evidence.

              (g) Each Lender and the Administrative Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection 2.16 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); PROVIDED, HOWEVER, that such efforts shall not include the taking of any actions by such Lender or the Administrative Agent that would result in any tax, costs or other expense to such Lender or the Administrative Agent (other than a tax, cost or other expense for which such Lender or the Administrative Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Administrative Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Administrative Agent.

              SECTION 2.17 ISSUANCE OF LETTERS OF CREDIT. Upon the request of the Borrowers, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Administrative Agent requires of its customers generally, the Administrative Agent shall from time to time open standby letters of credit (each, a "LETTER OF CREDIT") for the account of the Borrowers, the aggregate undrawn amount of all outstanding Letters of Credit not at any time to exceed $1,000,000; PROVIDED, HOWEVER, that the Borrowers may not request the Administrative Agent to open a Letter of Credit if after giving effect thereto (measured by the face amount of such Letter of Credit) the sum of the aggregate principal amount of the Revolving Credit Loans outstanding hereunder PLUS the Letter of Credit Usage would exceed the Total Revolving Credit Commitment. The issuance of each Letter of Credit shall be made on at least three (3) Business Days' prior written notice from the Borrowers to the Administrative Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Administrative Agent's customary form completed to the satisfaction of the Administrative Agent, together with the proposed form of the Letter of Credit (which shall be satisfactory to the Administrative Agent) and such other certificates, documents and other papers and information as the Administrative Agent may reasonably request. The Administrative Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Administrative Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any standby Letter of Credit shall not be later than 365 days from the date of issuance thereof, and, in any event, no Letter of Credit shall have an expiration date later than the Conversion Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrowers.

              SECTION 2.18 PAYMENT OF LETTERS OF CREDIT; REIMBURSEMENT. Upon the issuance of any Letter of Credit, the Administrative Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Administrative Agent or the Lenders, each Lender hereby accepts from the Administrative Agent a participation (which participation shall be nonrecourse to the Administrative Agent) in such Letter of Credit equal to such Lender's PRO RATA (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Administrative Agent harmless from liability in respect of, such Lender's PRO RATA share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Administrative Agent and its obligation to make the payments specified herein, and the right of the Administrative Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Administrative Agent shall give telephonic or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 A.M., Los Angeles, California time on the date such payment is to be made, pay the amounts required to the Administrative Agent at an address or location designated by the Administrative Agent in immediately available funds, and the Administrative Agent, not later than 3:00 P.M. Los Angeles, California time on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If in accordance with the prior sentence the Lenders shall pay any draft presented under a Letter of

Credit, then the Administrative Agent, on behalf of the Lenders, shall charge the general deposit account of the Borrowers with the Administrative Agent for the amount thereof, together with the Administrative Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrowers shall not otherwise have discharged such reimbursement obligation by 11:00 A.M., Los Angeles, California time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to Alternate Base Loans hereunder PLUS two percent (2%), payable on demand. The obligations of the Borrowers under this
Section 2.18 to reimburse the Lenders and the Administrative Agent for all drawings under Letters of Credit shall be joint and several, absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

              (a) any lack of validity or enforceability of any Letter of Credit;

              (b) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Administrative Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

              (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (d) payment by the Administrative Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

              (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

              It is understood that in making any payment under any Letter of Credit (x) the Administrative Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Administrative Agent or any Lender.

              SECTION 2.19 ADMINISTRATIVE AGENT'S ACTIONS WITH RESPECT TO LETTERS OF CREDIT. Any Letter of Credit may, in the discretion of the Administrative Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Administrative Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

              SECTION 2.20    LETTER OF CREDIT FEES.  The Borrowers agree to pay
(i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the margin over the Adjusted LIBO Rate applicable to interest on Eurodollar Loans on the average daily amount of such Lender's PRO RATA share of the Letter of Credit Usage (excluding any portion attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any share of the Letter of Credit Usage, and (ii) an issuance fee and other related fees charged by the Administrative Agent for transactions of this nature as set forth on SCHEDULE 2.20 hereto (as such Schedule may be amended from time to time) payable to the Administrative Agent for its own account at its Domestic Lending Office in immediately available funds. Participation fees and other fees accrued through and including the last day of September, December, March and June of each year shall be payable on the first Business Day following each such period, commencing July 1, 1999; PROVIDED that all such fees shall be payable on the date on which the Revolving Credit Commitment terminates and any such fees accruing after the date on which the Revolving Credit Commitment terminates shall be payable on demand. Any other fees payable to the Administrative Agent pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).


III.   COLLATERAL SECURITY

              SECTION 3.01 SECURITY DOCUMENTS. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral.

              SECTION 3.02 FILING AND RECORDING. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Administrative Agent, and take such other actions as the Administrative Agent may reasonably request, in order to perfect and protect the Liens of the Administrative Agent and Lenders in the Collateral. The Borrowers, to the extent permitted by law, hereby authorize the Administrative Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Administrative Agent, may at any time be desirable although the same may have been executed only by the Administrative Agent or, at the option of the Administrative Agent, to sign such financing statement on behalf of the Borrowers and file the same, and the Borrowers hereby irrevocably designate the Administrative Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Administrative Agent.


IV.    REPRESENTATIONS AND WARRANTIES

              Each of the Borrowers and each of the Guarantors jointly and severally represents and warrants to each of the Lenders and each of the Agents that both before and after giving effect to the consummation of the
Transactions:

              SECTION 4.01 ORGANIZATION, LEGAL EXISTENCE. Unless otherwise noted on Schedule 4.01 annexed hereto, each Loan Party is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect (all such jurisdictions being listed in SCHEDULE 4.01 annexed hereto). Each Loan Party has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder and to execute and deliver the Notes.

              SECTION 4.02 AUTHORIZATION. The execution, delivery and performance by each of the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrowers, the execution and delivery by the Borrowers of the Notes and the grant of security interests in the Collateral created by the Security Documents (collectively, the "TRANSACTIONS") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of any Loan Party, or their respective subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Loan Party, or (C) any provisions of any material indenture, agreement or other instrument to which any Loan Party, or their respective subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Administrative Agent, for its own benefit and for the benefit of the Lenders, as contemplated by this Agreement and the Security Documents) upon any property or assets of any Loan Party.

              SECTION 4.03 GOVERNMENTAL APPROVALS. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents) with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

              SECTION 4.04 BINDING EFFECT. This Agreement and each of the other Loan Documents executed and delivered by any of the Loan Parties constitutes a legal, valid and binding obligation of such person, and is enforceable in accordance with its terms. Each of the Notes, when duly executed and delivered by the Borrowers, will constitute a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms.

              SECTION 4.05 MATERIAL ADVERSE CHANGE. Except as set forth in SCHEDULE 4.05 annexed hereto, there has been no material adverse change in the business, assets, operations or financial condition of any of the Borrowers or any of their subsidiaries since December 31, 1998.

              SECTION 4.06 LITIGATION; COMPLIANCE WITH LAWS; ETC. (a) Except as set forth in SCHEDULE 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened against or affecting any of the Loan Parties or the businesses, assets or rights of any of the Loan Parties (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any of the Loan Parties to conduct business substantially as now conducted, or have a Material Adverse Effect.

              (b) Except as set forth in SCHEDULE 4.06(b) annexed hereto, no Loan Party is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, except where such violation or default would not have a Material Adverse Effect.

              SECTION 4.07 FINANCIAL STATEMENTS. (a) The Borrowers have heretofore furnished to the Administrative Agent the financial statements of Holdings for the three month period ended March 31, 1999. Such financial statements present fairly the Consolidated financial condition and results of operations of Holdings and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its subsidiaries, as of the dates thereof.

              (b) The Borrowers have heretofore furnished to the Administrative Agent updated quarterly, through December 31, 1999, and annually thereafter through the December 31, 2001, projected income statements, balance sheets and cash flows of Holdings on a Consolidated basis, together with a schedule confirming the ability of the Borrowers to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all assumptions made by Borrowers in formulating such projections and giving effect to the Transactions. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of the Borrowers of the results of operations and other information projected therein.

              (c) The Borrowers have heretofore furnished to the Administrative Agent a Consolidated pro forma balance sheet of Holdings and which sets forth information before and after giving effect to the Transactions.

              (d)    The financial statements referred to in this Section
4.07 have been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments and, in the case of the financial statements delivered pursuant to clauses (b) and (c) above, subject to the absence of footnotes.

              SECTION 4.08 FEDERAL RESERVE REGULATIONS. (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

              (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying

Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof. If requested by any Lender, the Borrowers or any subsidiary thereof shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

              SECTION 4.09 TAXES. Each Loan Party has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party. Each Loan Party has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, other than (i) any taxes or assessments the validity of which such Loan Party is contesting in good faith by appropriate proceedings, and with respect to which such Loan Party shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party. No Federal income tax returns of any Loan Party have been audited by the United States Internal Revenue Service and no Loan Party has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. No Loan Party is party to or has any obligation under any tax sharing agreement.

              SECTION 4.10 EMPLOYEE BENEFIT PLANS. With respect to the provisions of ERISA, except as set forth on SCHEDULE 4.10 hereto:

              (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.
              (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

              (iii) None of the Borrowers or any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Borrowers or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of
Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrowers, any subsidiary or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or

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

4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

              (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

              (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of
Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

              (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

              (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Responsible Officers of any Loan Party, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
Part 5 of ERISA is pending or, to the knowledge of the Responsible Officers of any Loan Party threatened against any fiduciary or any Plan. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

              (viii) All of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

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              SECTION 4.11    NO MATERIAL MISSTATEMENTS.  No information,
report, financial statement, exhibit or schedule prepared or furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              SECTION 4.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Loan Party is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940.
No Loan Party is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 4.13 SECURITY INTEREST. Each of the Security Documents creates and grants to the Administrative Agent, for its own benefit and for the benefit of the Lenders, a legal, valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by
Section 7.01 hereof.

              SECTION 4.14 USE OF PROCEEDS. All proceeds of each borrowing under the Total Revolving Credit Commitment on the Closing Date, if any, shall be used to refinance existing Indebtedness of DCA under its credit facility with NationsBank, N.A.. All proceeds of each subsequent borrowing under the Total Revolving Credit Commitment after the Closing Date shall be used to finance the consideration required for Permitted Acquisitions and to finance Permitted De Novo Capital Expenditures as well as other capital improvements and to provide for working capital requirements and for general corporate purposes of the Borrowers.

              SECTION 4.15    SUBSIDIARIES.  As of the Closing Date, SCHEDULE
4.15 annexed hereto sets forth each subsidiary of each Borrower, its jurisdiction of incorporation, its capitalization and ownership of capital stock of each subsidiary.

              SECTION 4.16 TITLE TO PROPERTIES; POSSESSION UNDER LEASES; TRADEMARKS. (a) Each Borrower and each of their subsidiaries has good and marketable title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in
Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not materially interfere with the ability of any of the Borrowers or any subsidiary thereof to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by
Section 7.01 hereof.

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

              (b) Each Borrower and each of their subsidiaries has complied with all obligations under all leases to which it is a party and under which it is in occupancy, except where the failure to so comply would not have a Material Adverse Effect, and all such leases are in full force and effect and each Borrower and each of their subsidiaries enjoys peaceful and undisturbed possession under all such leases.

              (c) Each Borrower and each of their subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Borrowers and such subsidiary. No Borrower or subsidiary thereof is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any Borrower or any subsidiary thereof, threatened, against any Borrowers or any subsidiary thereof with respect to any of the rights or property referred to in this Section 4.16(c).

              SECTION 4.17 SOLVENCY. (a) The fair salable value of the assets of each Borrower and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of such Borrower and its Consolidated subsidiaries, as they become absolute and mature. For the purposes hereof, the "fair saleable value" of assets shall mean the price a buyer is willing to pay for such assets in an arm's-length transaction.

              (b) The assets of each Borrower and its Consolidated subsidiaries do not constitute unreasonably small capital for such Borrowers and their Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of such Borrower and its Consolidated subsidiaries, taking into account the particular capital requirements of the business conducted by such Borrower and its Consolidated subsidiaries and projected capital requirements and capital availability thereof.

              (c) No Borrower or any subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and such subsidiary, and of amounts to be payable on or in respect of debt of such Borrowers and such subsidiary). The cash flow of each Borrower and its Consolidated subsidiaries, after taking into account all anticipated uses of the cash of such Borrower and its Consolidated subsidiaries, will at all times be sufficient to pay all such amounts on or in respect of debt of such Borrower and its Consolidated subsidiaries when such amounts are required to be paid.

              (d) No Borrower or any subsidiary thereof believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable

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

amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of such Borrower and its Consolidated subsidiaries, after taking into account all other anticipated uses of the cash of such Borrower and its Consolidated subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

              SECTION 4.18 PERMITS, ETC. Each Loan Party possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "PERMITS") of all Federal, state and local governmental authorities as required to conduct properly its business, each such Permit is and will be in full force and effect, each Loan Party is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

              SECTION 4.19 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 4.19 hereto: (i) the operations of the Loan Parties comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and all of their present facilities or operations, as well as to the knowledge of the Responsible Officers of the Borrowers and their subsidiaries their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Responsible Officers of the Loan Parties, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment; (iv) no Loan Party nor, to the knowledge of the Responsible Officers of the Loan Parties, any predecessor of any Loan Party has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of the Responsible Officers of the Loan Parties, no Loan Party has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of the Loan Parties involve the generation, transportation, treatment or disposal of Hazardous Materials, except for Hazardous Materials used in the ordinary course of business of the Loan Parties in accordance in all material respects with Environmental Laws; (vii) no Loan Party has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Loan Parties neither has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of the Loan Parties; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in

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

response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Loan Parties.

              SECTION 4.20 NO CHANGE IN CREDIT CRITERIA OR COLLECTION POLICIES. There has been no material change in credit criteria or collection policies concerning account receivables of any of the Borrowers since December 31, 1998. All account receivables are valid, binding and enforceable obligations of account debtors, except to the extent reserves are taken in accordance with GAAP with respect to contractual adjustments for account receivables.

              SECTION 4.21    EMPLOYEE MATTERS.  Except as disclosed in
SCHEDULE 4.21 hereto, (a) no Loan Party nor any of such person's employees are subject to any collective bargaining agreement, (b) to the knowledge on the date hereof of a Responsible Officer the Loan Parties, no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of a Responsible Officer of the Loan Parties, threatened between any Loan Party and their respective employees, other than employee grievances arising in the ordinary course of business none of which could have, either individually or in the aggregate, a Material Adverse Effect.

              SECTION 4.22 YEAR 2000. To the knowledge of the Responsible Officers of the Borrowers, the cost to the Borrowers of reprogramming and testing of the Borrowers' and their subsidiaries' computer systems and related equipment to permit proper functioning in and following the year 2000 (including, without limitation, reprogramming errors) will not reasonably be expected to result in a Material Adverse Effect.

              SECTION 4.23 MANAGEMENT AGREEMENTS. Each of the Management Agreements (other than the Administrative Services Agreements listed on
SCHEDULE III annexed hereto) entered into by any Borrower or any Guarantor which is a direct subsidiary of a Borrower prior to the Closing Date either satisfies the criteria set forth on SCHEDULE I annexed hereto or is substantially in the form attached hereto as EXHIBIT J-1, J-2 or J-3.

V.     CONDITIONS OF CREDIT EVENTS

              The obligation of each Lender to make Loans and extend other Credits hereunder shall be subject to the following conditions precedent:

              SECTION 5.01 ALL CREDIT EVENTS. On each date on which a Credit Event is to occur:

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

              (a) The Administrative Agent shall have received a notice of borrowing as required by Section 2.03 hereof or a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof.

              (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

              (c) Each of the Borrowers shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

              (d) The Agent shall have received a certificate signed by the Financial Officer of each of the Borrowers (i) as to the compliance with (b) and (c) above and (ii) with respect to each Revolving Credit Loan and each Letter of Credit, demonstrating that after giving effect thereto the sum of the aggregate principal amount of Revolving Credit Loans outstanding at such time PLUS the Letter of Credit Usage outstanding at such time shall not exceed the Total Revolving Credit Commitment.

              SECTION 5.02 FIRST BORROWING. The obligations of the Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

              (a) The Lenders shall have received the favorable written opinion of counsel for the Borrowers and each of the Guarantors and Grantors, substantially in the form of EXHIBIT C hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Administrative Agent.

              (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrowers, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official and from the Secretary of State or other official of each state in which it is qualified to do business, in each case dated as of a recent date; (ii) a certificate of the Secretary of each Borrower, Grantor and Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents,

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

       the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Administrative Agent or any Lender may reasonably request.

              (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01 hereof and the conditions set forth in this Section 5.02.

              (d) Each Lender shall have received its Revolving Credit Note (which Note shall replace the "Revolving Credit Note" issued in connection with the Original Credit Agreement, such replaced Notes to be no longer of any force or effect and to be returned to the Borrowers by the Lenders holding same, marked "canceled" promptly after the Closing Date), each duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section
       2.04 hereof.

              (e) The Administrative Agent shall have received (i) such amendments to, or confirmations of (as requested by the Agents), the Security Documents existing on the Closing Date, (ii) such additional Security Documents (as requested by the Agents, including, without limitation, an Assignment of Contract with respect to each Management Agreement and Shares Acquisition Agreement in effect on the Closing Date (to the extent not previously delivered to the Administrative Agent)), (iii) to the extent not previously delivered to the Administrative Agent, certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors and (iv) confirmations of the Guarantees, including, without limitation, the Holdings Guarantee.

              (f) The Syndication Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Syndication Agent of a UCC Reporter Service, listing all effective financing statements which name as debtor DCA, or any Guarantor or any Grantor, in each case, not in existence as of the Original Closing Date, and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements. With respect to any Liens not permitted pursuant to

       Section 7.01 hereof, the Syndication Agent shall have received termination statements in form and substance satisfactory to it.

              (g) Each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or requested by the Syndication Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for its own benefit and for the benefit of the Lenders a first priority perfected security interest in the Collateral acquired after the Original Closing Date shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Syndication Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

              (h) The Syndication Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to DCA and each Grantor (not in existence as of the Original Closing Date) in the jurisdictions in which DCA and such Grantors are doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against DCA, each Guarantor (not in existence as of the Original Closing Date) and each Grantor (not in existence as of the Original Closing Date) pursuant to paragraph (g) above.

              (i) The Lenders and the Agents shall have received and determined to be in form and substance satisfactory to them:

                     (i) a copy of a field examination of DCA's books and records;

                     (ii) evidence of the compliance by the Borrowers with Section 6.03 hereof;

                     (iii)    the financial statements described in Section
              4.07 hereof;

                     (iv) evidence that the Transactions are in compliance with all applicable laws and regulations;

                     (v) evidence of payment of all fees owed to the Administrative Agent and Syndication Agent and the Lenders by the Borrowers under this Agreement, the Letter of Interest or otherwise;

                     (vi) evidence that all requisite third party consents (including, without limitation, consents with respect to each of the Borrowers and each of the Grantors and Guarantors) to the Transactions have been received;

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

                     (vii) evidence that there has been no material adverse change in the business, assets, operations or financial condition of the Borrowers and subsidiaries since December 31, 1998;

                     (viii) evidence of the repayment of all amounts owing under or in connection with, and the termination of, all security interest filings relating to, the exiting credit facility of DCA with NationsBank, N.A.;

                     (ix) evidence that all dental practices affiliated with any of the Borrowers have entered into a Management Agreement (and a Shares Acquisition Agreement if the Management Agreement is in the form of EXHIBIT J-1 annexed hereto) (and except for (i) Serra Park Dental Group, Robert D. Rutner, D.D.S. & Associates, Dental Corporation, (ii) Douglas Maxson D.D.S., Dental Corporation and (iii) Gary L. Dougan D.D.S., Dental Corporation an Assignment of Contract has been executed and delivered in connection thereto);

                     (x) evidence that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting any Borrowers or any subsidiary thereof or any of their respective businesses, assets or rights which involve any of the Transactions; and

                     (xi) evidence that all of the Uniform Commercial Code financing statements described on Schedule II have been properly executed and recorded.

              (j) Each Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers, subsidiaries of the Borrowers, the Grantors and the Guarantors and to make copies thereof, and to conduct customer checkings and checkings with suppliers, insurance companies and dentists affiliated with the Borrowers, and the results of such examination and checkings shall have been satisfactory to the Agents and Lenders in all respects.

              (k) Each Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

                     (i) copies of all real property lease agreements entered into by any of the Borrowers and their subsidiaries (to the extent not delivered on the Original Closing Date);

                     (ii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of any of the

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

              Borrowers or their subsidiaries which are not to be repaid on the Closing Date;

                     (iii) copies of all Management Agreements, Share Acquisition Agreements, Purchase Agreements and earn-out agreements to which any Loan Party is a party as of the Closing Date (to the extent not delivered on the Original Closing
              Date); and

                     (iv) if applicable, copies of an amendment to the terms and provisions of the Convertible Subordinated Note in form and substance satisfactory to the Agents.

              (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Syndication Agent and Buchalter, Nemer, Fields & Younger, counsel to the Administrative Agent, shall have each received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

              (m) The corporate structure and capitalization of the Borrowers shall be satisfactory to the Lenders in all respects.

              (n) All legal matters in connection with the Transactions shall be satisfactory to the Administrative Agent, the Lenders and their respective counsel in their sole discretion.

              (o) The Borrowers shall have executed and delivered to the Administrative Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Administrative Agent.

              (p) Each Agent shall have received such other documents as the Lenders or such Agent or such Agent's counsel shall reasonably deem necessary.

VI.    AFFIRMATIVE COVENANTS

              Each of the Borrowers covenant and agree with each Lender and each Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

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              SECTION 6.01    LEGAL EXISTENCE.  Do or cause to be done all
things necessary to preserve, renew and keep in full force and effect its legal existence.

              SECTION 6.02 BUSINESSES AND PROPERTIES. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

              SECTION 6.03 INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers,
(b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, PROVIDED, HOWEVER, that such insurance shall insure the property of the Borrowers against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Administrative Agent, but in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrowers or any of their subsidiaries, in such amount as the Administrative Agent shall reasonably deem necessary, (d) maintain business interruption insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, (e) cause each Affiliated Dental Practice to maintain such medical malpractice insurance as is customary for similar dental practices and (f) maintain such other insurance as may be required by law or as may be reasonably requested by the Administrative Agent for purposes of assuring compliance with this
Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Administrative Agent for its own benefit and for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Administrative Agent and shall further provide for at least 30 days' prior written notice to the Administrative Agent of the cancellation or substantial modification thereof.

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

              SECTION 6.04 TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof.

              SECTION 6.05 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent, with copies for each of the Lenders:

              (a) within 105 days after the end of each Fiscal Year, (i) Consolidated balance sheets and Consolidated income statements showing the financial condition of Holdings and its subsidiaries as of the close of such Fiscal Year and the results of their operations during such year,
       (ii) a Consolidated statement of shareholders' equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing financial statements to be audited by independent public accountants acceptable to the Administrative Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board) and to be in form and substance acceptable to the Administrative Agent, (iii) consolidating income statements by market place as of the close of such Fiscal Year, such consolidating income statements to be in form and substance acceptable to the Agents and (iv) consolidating balance sheets, income statements and statements of cash flows showing the financial condition of Holdings, Dental Service and DCA as of the close of such Fiscal Year and the results of such person's operations during such year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, in the case of clauses (iii) and (iv), prepared and certified by the Financial Officer of the Borrowers as having been prepared in accordance with GAAP and, with respect to clause (iv), as presenting fairly the financial condition and results of operations of the applicable person;

              (b) within 45 days after the end of each fiscal quarter of Holdings, (i) unaudited Consolidated balance sheets and Consolidated income statements showing the financial condition and results of operations of Holdings and its subsidiaries as of the end of each such quarter, (ii) a Consolidated statement of shareholders' equity, (iii) a Consolidated statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (g) below and to the results for the comparable period during the immediately preceding Fiscal Year, (iv) consolidating income statements by market place as of the end of each

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

       such fiscal quarter, such consolidating income statements to be in form and substance acceptable to the Agents and shall reconcile with the Consolidated income statements delivered pursuant to clause (i) of this paragraph (b) and (v) "same practice" performance comparative information in form and substance satisfactory to the Administrative Agent;

              (c) within (x) 30 days after the end of each month other than for any month coinciding with the end of a fiscal quarter and (y) within 45 days after the end of each month coinciding with the end of a fiscal quarter, (i) unaudited Consolidated balance sheets and income statements showing the financial condition and results of operations of Holdings and its subsidiaries as of the end of each such month, (ii) a Consolidated statement of shareholders' equity, (iii) a Consolidated statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (g) below and to the results for the comparable period during the immediately preceding Fiscal Year and (iv) income statements by market place as of the end of each such month, such financial statements to be in form and substance satisfactory to the Agents, in each case prepared and certified by the Financial Officer of the Borrowers as presenting fairly the financial condition and results of operations of Holdings and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to the absence of footnotes and normal year-end audit adjustments;

              (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrowers or any of their subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

              (e) concurrently with any delivery under (a) or (b) above, (i) a certificate of the Financial Officer of each of the Borrowers, which certificate shall certify that to the best of his or her knowledge no Default or Event of Default has occurred (including (i) calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof and (ii) appropriate schedules as may be requested by the Administrative Agent in support of such calculations, (such schedules to be in substantially the form of EXHIBIT L annexed hereto) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such

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

       accountants have not become aware of the occurrence of any other Default or Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; PROVIDED, HOWEVER, that any certificate delivered concurrently with (a) above shall be signed by the Financial Officer of a Borrower and (ii) an update to the organizational chart for Holdings and its subsidiaries, evidencing any acquisitions made during the applicable fiscal quarter;

              (f) concurrently with any delivery under (a) above, any related management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of any of the Borrowers and their subsidiaries;

              (g) within 30 days after the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Capital Expenditures) for the Borrowers and their respective subsidiaries for such Fiscal Year (including monthly balance sheets, statements of income and of cash flow) and annual projections through the Final Maturity Date prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Administrative Agent;

              (h) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders.

              (i) immediately upon becoming aware thereof, notice to the Administrative Agent of the breach by any party of any material agreement with any of the Borrowers;

              (j) within 30 days of the closing of any Permitted Acquisition, copies of all documents related thereto and which were not previously required to be delivered to the Administrative Agent pursuant to the terms of this Agreement; and

              (k) such other information as the Administrative Agent or any Lender may reasonably request.

              SECTION 6.06 LITIGATION AND OTHER NOTICES. Give the Administrative Agent prompt written notice of the following:

              (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

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

              (b) the filing or commencement of any action, suit or proceeding against any Borrowers or any of their subsidiaries or, to the extent known by a Responsible Officer of a Borrower, against any Affiliated Dental Practice, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of one or more Borrowers or a subsidiary thereof or an Affiliated Dental Practice in an aggregate amount of $200,000 or more, not reimbursable by insurance or
       (B) materially impair the right of any Borrowers or a subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

              (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

              (d) any development in the business or affairs of any Borrowers or any of their subsidiaries which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of such Borrower, a Material Adverse Effect.

              SECTION 6.07 ERISA. (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; PROVIDED, HOWEVER, that neither the Borrowers nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

              (b) Deliver to the Administrative Agent, promptly, and in any event within 5 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) any Borrowers or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Borrowers or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) any Borrowers or any ERISA Affiliate knows or has

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

reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Borrowers or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) any Borrowers or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under
Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) any Borrowers or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through
(iii) and (v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which such Borrowers or such ERISA Affiliate proposes to take with respect thereto.

              SECTION 6.08 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; RIGHT TO AUDIT. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Lender may request, permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of the Borrowers and their subsidiaries and to make extracts from such financial records at the Borrowers' expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of the Borrowers and their subsidiaries with the appropriate Financial Officer and such other officers as the Borrowers shall deem appropriate and the Borrowers'
independent public accountants, as applicable.   The Administrative Agent
agrees that it shall schedule any meeting with any such independent public accountant through the Borrowers and a Responsible Officer of one or more Borrowers shall have the right to be present at any such meeting. At the Borrowers' expense, the Administrative Agent shall have the right to audit, as often as it may request, the existence and condition of the accounts receivables, inventory, books and records of the Borrowers and their subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents.

              SECTION 6.09 USE OF PROCEEDS. Use the proceeds of the Credit Events only for the purposes set forth in Section 4.14 hereof.

              SECTION 6.10 FISCAL YEAR-END. Cause its Fiscal Year to end on December 31 in each year.

              SECTION 6.11 FURTHER ASSURANCES. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Administrative Agent may reasonably request (including any actions necessary to obtain the consents contemplated in Article XIII hereof), to grant,

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

preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

              SECTION 6.12 ADDITIONAL GRANTORS AND GUARANTORS. Promptly inform the Administrative Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee in form and substance satisfactory to the Administrative Agent, and to execute the Security Documents, as applicable (PROVIDED, HOWEVER, the Succession Agreements listed on SCHEDULE IV annexed hereto and the Administrative Services Agreements between Serra Park and each of (i) Serra Park Dental Group, Robert D. Rutner, D.D.S. & Associates, Dental Corporation, (ii) Douglas Maxson D.D.S., Dental Corporation and (iii) Gary L. Dougan D.D.S., Dental Corporation are not required to be assigned to the Administrative Agent until each is replaced in accordance with Section 6.19 hereof), as a Grantor, and cause the direct parent of each such subsidiary to pledge all of the capital stock of such subsidiary pursuant to the Pledge Agreement and cause each such subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement. In connection with the foregoing, to the extent that any such subsidiary is acquired or created in connection with a Permitted Acquisition, each of such subsidiary and its direct parent shall sign an Joinder Agreement. Promptly inform the Administrative Agent of the acquisition by any Loan Party of 51% or more of the equity interests of Celebration and cause Celebration, at such time, to enter into a Guarantee in form and substance satisfactory to the Administrative Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of Celebration to pledge all of the equity interests in Celebration owned by such parent pursuant to the Pledge Agreement and cause Celebration to pledge its accounts receivable and all other assets pursuant to the Security Agreement.

              SECTION 6.13    ENVIRONMENTAL LAWS.  (a)   Comply, and cause
each of their subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep their properties and the properties of their subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Borrowers shall not cause or suffer or permit, and shall not suffer or permit any of their subsidiaries to cause or suffer or permit, the property of the Borrowers or their subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Borrowers and disclosed in SCHEDULE
6.13 hereto, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance, in all material respects, with Environmental Law.

              (b) Supply to the Administrative Agent copies of all submissions by the Borrowers or any of their subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrowers or any of their subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Borrowers or any of their subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. The Borrowers shall also permit and authorize, and shall cause their subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Administrative Agent and the Lenders.

              (c) Promptly (and in no event more than two (2) Business Days after the Borrowers become aware or are otherwise informed of such event) provide oral and written notice to the Administrative Agent upon the happening of any of the following:

                     (i) any Borrower, any subsidiary of any Borrower, or any tenant or other occupant of any property of such Borrowers or such subsidiary receives written notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

                     (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by any Borrowers or any subsidiary of any Borrowers in amounts that may have to be reported under Environmental Law, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

                     (iii) any Borrowers or any subsidiary of any Borrowers are or may be liable any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

                     (iv) any part of the properties owned, operated, leased or occupied by any Borrowers or any subsidiary of any Borrowers are or may be subject to a Lien under any Environmental Law; or

                     (v) any Borrowers or any subsidiary of any Borrowers undertakes any Remedial Work with respect to any Hazardous Materials.

              (d) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, each of the Borrowers hereby indemnifies and agrees to hold the Administrative Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by any Borrowers or any subsidiary of any Borrowers are located provide that a Lien upon such property of such Borrowers or such subsidiary may be obtained for

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

the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice that a Release has occurred is given by the Administrative Agent to such Borrowers or such subsidiary, such Borrowers or such subsidiary shall deliver to the Administrative Agent a report issued by a qualified third party engineer assessing the existence and extent of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of the Borrowers hereunder.

              (e) In the event that any Remedial Work is required to be performed by any Borrowers or any subsidiary of any Borrowers under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrowers or such subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.

              SECTION 6.14 PAY OBLIGATIONS TO LENDERS AND PERFORM OTHER COVENANTS. (a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Administrative Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Administrative Agent necessary for such maintenance.

              SECTION 6.15 MAINTAIN OPERATING ACCOUNTS. Maintain all of its operating accounts and cash management arrangements with the Administrative Agent or pursuant to arrangements consented to in writing by the Administrative Agent.

              SECTION 6.16 LIFE INSURANCE. (a) Obtain within 90 days of the Closing Date, and at all times thereafter maintain in full force and effect, key man life insurance on Steven Matzkin in an amount of not less than Five Million Dollars ($5,000,000), with the Borrowers as beneficiary under such policy. The owner and beneficiary of such policy shall immediately assign to the Administrative Agent for its own benefit and for the benefit of the Lenders as security for the Obligations all monies payable under or in respect of such insurance policy pursuant to an Assignment of Life Insurance.

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

              (b) Within 10 Business Days of the Closing Date, assign to the Administrative Agent for its own benefit and for the benefit of the Lenders as security for the Obligations all monies payable under or in respect of any key man life insurance on Steven Matzkin existing on the Closing Date pursuant to an Assignment of Life Insurance.

              SECTION 6.17 YEAR 2000. Take all actions necessary to permit the proper functioning, in and following the year 2000 of (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrowers' systems interface and which are within the control of the Borrowers) and the testing of all such systems and equipment, as so programmed, unless the failure to take such actions would not reasonably be expected to have a Material Adverse Effect.

              SECTION 6.18 ASSIGNMENT OF CONTRACTS. In connection with each Permitted Acquisition, cause the applicable Loan Party to execute and deliver to the Administrative Agent an Assignment of Contract with respect to the related Management Agreement, Purchase Agreement, Shares Acquisition Agreement or Purchase Agreement, as applicable PROVIDED, HOWEVER, the Succession Agreements listed on SCHEDULE IV annexed hereto and the Administrative Services Agreements between Serra Park and each of (i) Serra Park Dental Group, Robert D. Rutner, D.D.S. & Associates, Dental Corporation,
(ii) Douglas Maxson D.D.S., Dental Corporation and (iii) Gary L. Dougan D.D.S., Dental Corporation are not required to be assigned to the Administrative Agent until each is replaced in accordance with Section 6.19 hereof.

              SECTION 6.19 RE-EXECUTION OF SERRA PARK MANAGEMENT AGREEMENTS. Cause Serra Park to enter into Management Agreements with each of the professional associations and professional corporations it owns pursuant to Section 4.05 of the Stock Purchase Agreement between Holdings, Dental Service and Serra Park dated May 13, 1999 (the "SERRA PARK APA") and have its rights under all such Management Agreements assigned to the Administrative Agent pursuant to an Assignment of Contracts no later than February 28, 2000.
 In addition, should Dental Service receive any funds pursuant to Section
4.05 of the Serra Park APA, all such funds shall be applied in accordance with Section 2.09(k) hereof.

              SECTION 6.20 GOOD STANDING. Within 90 days of the Closing Date cause each entity described on SCHEDULE 4.01 as not in good standing in any jurisdiction to be in good standing in each jurisdiction so listed.

              SECTION 6.21 LANDLORD WAIVERS; UCC AMENDMENTS. Within 60 days of the Closing Date, obtain a landlord waiver in form and substance reasonably acceptable to the Administrative Agent with respect to the Sarasota, Florida location. Within 45 days of the relocation of any of the Borrowers or Guarantors, obtain a landlord waiver in form and substance reasonably acceptable to the Administrative Agent with respect to such location and within five (5) Business Days after such relocation file, or cause to be filed any and all amendments to Uniform Commercial

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

Code financing statements necessary to reflect such relocation of the Borrowers and the Guarantors.

              SECTION 6.22 PURCHASE AGREEMENTS. Upon the request of the Administrative Agent, enforce any indemnification rights which might arise under any Purchase Agreement to the extent the related loss, if not indemnified, would be material.

              SECTION 6.23    INTENTIONALLY OMITTED.

              SECTION 6.24 CASH MANAGEMENT ARRANGEMENTS. Within 45 days of the Closing Date, direct (pursuant to documentation acceptable to the Administrative Agent) each of the banks holding accounts into which the Affiliated Dental Practices' cash receipts are deposited to sweep the amounts on deposit in such accounts to an account maintained at bank reasonably acceptable to the Administrative Agent; PROVIDED, HOWEVER, that to the extent that such bank is a bank other than the Administrative Agent, such bank enter into a blocked account letter with the Administrative Agent (such blocked account letter to be in form and substance satisfactory to the Administrative Agent); PROVIDED, FURTHER, that to the extent that the Administrative Agent notifies the Borrowers that any of such bank will not enter into a blocked account letter, the Borrowers shall, within 30 days of such notice, redirect each of applicable banks holding the accounts into which the Affiliated Dental Practices' cash receipts are deposited to sweep the amounts on deposit in such accounts to an account maintained with the Administrative Agent or to an account which is subject to a blocked account letter acceptable to the Administrative Agent.

              SECTION 6.25 UCC-1 FINANCING STATEMENTS; SERRA PARK SECURITY AGREEMENTS. Use commercially reasonable efforts to cause the filing of each UCC-1 Financing Statement described on SCHEDULE 6.25 hereto within 10 Business Days of the Closing Date. Within 10 days of the Closing Date notify each party to any security agreement whereby (i) Serra Park is the secured party and (ii) the name of Serra Park mistakenly appears as "Serra Park Services, Incorporated" of the proper name of Serra Park, in a manner acceptable to the Administrative Agent.

VII.   NEGATIVE COVENANTS

              Each of the Borrowers covenant and agree with each Lender and each Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and will not cause or permit any of their subsidiaries and, in the case of Section 7.15 hereof, any ERISA Affiliate to, either directly or indirectly:

              SECTION 7.01 LIENS. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

              (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

              (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith by appropriate proceedings as to which any Borrowers or any of their subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;

              (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; PROVIDED, HOWEVER, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

              (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

              (e) Liens upon any equipment acquired through the purchase or lease by any Borrowers or any of their subsidiaries which are created or incurred contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment (but no other amounts and not in excess of the purchase price or lease payments); PROVIDED, HOWEVER, that any such Lien shall not apply to any other property of the Borrowers or any of their subsidiaries; and PROVIDED, FURTHER, that after giving effect to such purchase or lease, compliance is maintained with Section 7.07 hereof; PROVIDED, FURTHER, that the aggregate outstanding amount of any such Liens shall not exceed $5,000,000 at any time outstanding;

              (f) Liens existing on the date of this Agreement and set forth in SCHEDULE 7.01 annexed hereto but not the extension, renewal or refunding of the Indebtedness secured thereby;

              (g) Liens created in favor of the Administrative Agent for its own benefit and the benefit of the Lenders;

              (h) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; or

              (i) Liens granted by any Borrower or any Guarantor other than Holdings which is a direct subsidiary of one of the Borrowers in connection with a Permitted Acquisition made by a Borrower or any such Guarantor to secure seller notes issued in connection with such Permitted Acquisition.

              SECTION 7.02 SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby any Borrowers or any of their subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrowers or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

              SECTION 7.03 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under Sections 7.01(f), (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in SCHEDULE
7.03 annexed hereto, but not the extension, renewal or refunding thereof,
(iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) purchase money Indebtedness to the extent permitted by Sections 7.01(e) and
7.07 hereof, (viii) Subordinated Indebtedness, (ix) earn-out liabilities incurred in connection with Permitted Acquisitions and (x) Guarantees of seller notes issued in connection with a Permitted Acquisition made by any Borrower or any Guarantor (other than Holdings) which is a direct subsidiary of one of the Borrowers.

              SECTION 7.04 DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; PROVIDED, HOWEVER, that the Borrowers may pay Preferred Dividends so long as no Default or Event of Default shall have occurred and be continuing at such time or shall occur as a result of such payment; PROVIDED, FURTHER, that a Guarantor may pay dividends to its immediate parent so long as such parent is a

Guarantor or a Borrower and so long as no Default or Event of Default shall have occurred and be continuing at such time or shall occur as a result of such payment; PROVIDED, HOWEVER, that the Borrowers may pay dividends to Holdings, so long as no Default or Event of Default shall have occurred and be continuing at such time or shall occur as a result of such payment, for the purpose of enabling Holdings to:

                     (i) make regularly scheduled payments of interest under the Subordinated Indebtedness of Holdings incurred in connection with the exchange (to the extent permitted by the terms of this Agreement) of the Convertible Subordinated Notes; PROVIDED, that in no event shall the amount distributed to Holdings pursuant to this clause exceed the amount of such scheduled payment of interest;

                     (ii) repurchase preferred stock of Holdings in accordance with the terms and provisions of its certificate of incorporation (as in effect on the Closing Date); PROVIDED, that in no event shall the amount distributed to Holdings pursuant to this clause exceed $100 in the aggregate; and

                     (iii) repurchase common stock of Holdings; PROVIDED, that in no event shall the amount distributed to Holdings pursuant to this clause exceed $1,444,276 in the aggregate.

              SECTION 7.05 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or sell any of its inventory, other than in the normal course of business, or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person, other than Permitted Acquisitions and Permitted De Novo Capital Expenditures.

              SECTION 7.06 INVESTMENTS. Own, purchase or acquire any stock, obligations, assets (not in the ordinary course of business) or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

              (a) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

              (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

              (c) investments in money market mutual funds having assets in excess of $2,500,000,000;

              (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

              (e) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

              (f) investments in the stock of any subsidiary existing on the Closing Date, but not any additional investments therein;

              (g)    Permitted De Novo Capital Expenditures;

              (h)    Permitted Acquisitions;

              (i) loans or advances by a Borrower to a Guarantor (other than Holdings), PROVIDED, that such loans or advances are evidenced by a promissory note substantially in the form of Exhibit P annexed hereto or otherwise in form and substance satisfactory to the Administrative Agent and such notes are pledged to the Administrative Agent (for its benefit and for the benefit of the Lenders) pursuant to the Pledge Agreement;

              (j) loans or advances by a Borrower to an Affiliated Dental Practice (PROVIDED, HOWEVER, that no loans or advances shall be made to an Affiliated Dental Practice listed on SCHEDULE V annexed hereto in excess of the monthly cash receipts for such entity until such time that such entity has complied with Section 6.19 hereof), made in the ordinary course of business to fund operating expenses in accordance with the terms of the related Management Agreement;

              (k) loans or advances by a Borrower to Dedicated Dental, made in the ordinary course of business to fund operating expenses; and

              (l) loans or advances by a Borrower to a subsidiary (other than a Guarantor) which is in the Dental Insurance Business, made in the ordinary course of business to fund operating expenses; PROVIDED that the stock of such subsidiary is pledged to the Administrative Agent pursuant to the terms of the Pledge Agreement;

PROVIDED that, in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.

              SECTION 7.07 CAPITAL EXPENDITURES. Commencing with the fiscal quarter ending June 30, 1999, permit the aggregate amount of payments made for Capital Expenditures and De Novo Capital Expenditures, including Capitalized Lease

Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, for the one fiscal quarter period (in the case of the fiscal quarter ending June 30, 1999), two fiscal quarter period (in the case of the fiscal quarter ending September 30, 1999), three fiscal quarter period (in the case of the fiscal quarter ending December 31, 1999) or four fiscal quarter period (in the case of the fiscal quarter ending March 31, 2000) and for each four fiscal quarter period thereafter, to exceed 6% of the Borrowers' and their subsidiaries' net patient revenues for such period. Upon the written consent of the Required Lenders, the foregoing limitation may be increased to an amount not in excess of 8% of the Borrowers' and their subsidiaries' net patient revenues for any such period.

              SECTION 7.08 NET WORTH. Permit the Net Worth of Holdings and its subsidiaries (on a Consolidated basis) at any time to be less than the sum of (i)(x) the Net Worth of Holdings and its subsidiaries (on a Consolidated basis) on March 31, 1999 MINUS (y) $750,000, PLUS (ii) 100% of extraordinary gains arising after March 31, 1999 through the date of determination, PLUS (iii) 100% of the net proceeds received by Holdings after March 31, 1999 through the date of determination from any sale of common stock of Holdings, PLUS (iv) 100% of the value of any capital stock issued by Holdings as consideration in connection with any Permitted Acquisitions occurring after March 31, 1999 through the date of determination PLUS (v) 70% of the positive Net Income of Holdings and its subsidiaries (on a Consolidated basis) for the period commencing on March 31, 1999 through and including the date of determination.

              SECTION 7.09 LEVERAGE RATIO; INTEREST LEVERAGE RATIO. (a) LEVERAGE RATIO. Permit the Leverage Ratio of Holdings and its subsidiaries on a Consolidated basis at the end of any fiscal quarter to be greater than the respective amounts set forth below opposite such dates:

              Quarter Ending            Ratio
              --------------            -----
              March 31, 1999, June    3.75:1.00
              30, 1999, September
              30, 1999, December
              31, 1999, March 31,
              2000, June 30, 2000,
              September 30, 2000,
              December 31, 2000,
              March 31, 2001, June
              30, 2001 and
              September 30, 2001

              December 31, 2001       3.50:1.00
              and March 31, 2002

              June 30, 2002 and       3.00:1.00
              September 30, 2002

              December 31, 2002       2.50:1.00
              and March 31, 2003

                                       83

              Each June 30,           2.00:1.00;
              September 30,
              December 31 and
              March 31 thereafter

              PROVIDED, HOWEVER, that if Holdings completes an equity offering prior to the Conversion Date, each of the following ratios shall be reduced by 0.25 commencing with the last day of the fiscal quarter in which such equity offering was completed.

              (a) INTEREST LEVERAGE RATIO. Permit the Interest Leverage Ratio of Holdings and its subsidiaries on a Consolidated basis at the end of any fiscal quarter to be greater than the respective amounts set forth below opposite such dates:


              Quarter Ending                       Ratio
              --------------                       -----
              March 31, 1999, June 30,            4.75:1.00
              1999, September 30, 1999,
              December 31, 1999, March
              31, 2000, June 30, 2000,
              September 30, 2000,
              December 31, 2000, March
              31, 2001, June 30, 2001 and
              September 30, 2001

              December 31, 2001 and March         4.50:1.00
              31, 2002

              June 30, 2002 and September         4.00:1.00
              30, 2002

              December 31, 2002 and March         3.50:1.00
              31, 2003

              Each June 30, September 30,         3.00:1.00;
              December 31 and March 31
              thereafter

              PROVIDED, HOWEVER, that if Holdings completes an equity offering prior to the Conversion Date, each of the following ratios shall be reduced by 0.25 commencing with the last day of the fiscal quarter in which such equity offering was completed.

              SECTION 7.10 INTEREST COVERAGE RATIOS. (a) Commencing with the fiscal quarter ending March 31, 1999, permit the ratio for each one fiscal quarter period (in the case of the fiscal quarter ending March 31, 1999), two fiscal quarter period (in the case of the fiscal quarter ending June 30, 1999), three fiscal quarter period (in the case of the fiscal quarter ending September 30, 1999) or four fiscal quarter period (in the case of the fiscal quarter ending December 31, 1999) and for each four fiscal quarter period thereafter, of (i) EBITDA of Holdings and its subsidiaries on a Consolidated basis for such period to (ii) the sum of (x) Cash Interest Expense of Holdings and its subsidiaries on a Consolidated basis for such period PLUS (y) the aggregate amount of all Preferred Dividends paid in cash during such period to be less than 3.00:1.00.

              (b) Commencing with the fiscal quarter ending March 31, 1999, permit the ratio for each one fiscal quarter period (in the case of the fiscal quarter ending March 31, 1999), two fiscal quarter period (in the case of the fiscal quarter ending June 30, 1999), three fiscal quarter period (in the case of the fiscal quarter ending September 30, 1999) or four fiscal quarter period (in the case of the fiscal quarter ending December 31, 1999) and for each four fiscal quarter period thereafter, of (i) the sum of (x) EBITDA of Holdings and its subsidiaries on a Consolidated basis for such period MINUS (y) the aggregate amount of all Maintenance Capital Expenditures made by the Borrowers and their subsidiaries during such period to (ii) the sum of (x) Cash Interest Expense of Holdings and its subsidiaries on a Consolidated basis for such period PLUS (y) the aggregate amount of all Preferred Dividends paid in cash during such period to be less than 2.50:1.00.

              SECTION 7.11 FIXED CHARGE RATIO. Permit the Fixed Charge Coverage Ratio of Holdings and its subsidiaries on a Consolidated basis for the four fiscal quarter period ending on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 2001 to be less than 1.25:1.00.

              SECTION 7.12 BUSINESS. Alter the nature of its business as operated on the date of this Agreement in any material respect.

              SECTION 7.13 SALES OF ACCOUNTS RECEIVABLES. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business or (ii) the sale of any such accounts to the Administrative Agent.

              SECTION 7.14 USE OF PROCEEDS. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than those set forth in Section 4.14 hereof.

              SECTION 7.15 ERISA. (a) Engage in any transaction in connection with which any of the Borrowers or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

              (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of any of the Borrowers or any ERISA Affiliate to the PBGC.

              (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrowers or any ERISA Affiliate are required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

              (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

              SECTION 7.16 ACCOUNTING CHANGES. Make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

              SECTION 7.17    PREPAYMENT OR MODIFICATION OF INDEBTEDNESS;
MODIFICATION OF CHARTER DOCUMENTS, ETC.    (a)   Directly or indirectly
prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated Indebtedness other than Indebtedness incurred hereunder.

              (b) Modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness or any Management Agreement or Shares Acquisition Agreement (unless any such amendment is required by law); PROVIDED, HOWEVER, that the Convertible Subordinated Notes may be exchanged for Subordinated Indebtedness of Holdings so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such exchange or shall occur as a result of such payment, (ii) the Administrative Agent shall have received at least seven days prior written notice of such exchange, (iii) such exchange shall not cause a Material Adverse Effect and
(iv) such exchange shall be on such other terms and conditions satisfactory to the Administrative Agent.

              (c) Modify, amend or alter their certificates or articles of incorporation or preferred stock/certificates of designations.

              (d) Change the instructions described in Section 6.24 hereof to the banks holding accounts into which the Affiliated Dental Practices' Receivables are deposited.

              SECTION 7.18 TRANSACTIONS WITH AFFILIATES. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of any Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

              SECTION 7.19 CONSULTING FEES. Pay any management, consulting or other fees of any kind to any Borrower, or to any Affiliate of the Borrowers or any of the Borrowers' subsidiaries, other than those fees listed on SCHEDULE 7.19 annexed hereto.

              SECTION 7.20 NEGATIVE PLEDGES, ETC. Enter into any agreement (other than this Agreement or any other Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

VIII.  EVENTS OF DEFAULT

              In case of the happening of any of the following events (herein called "EVENTS OF DEFAULT"):

              (a) any representation or warranty made or deemed made by any Loan Party in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

              (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

              (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit, or any other Loan Document or in connection with any other Credit Event or the Transactions when and as the same shall become due and payable;

              (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of this Agreement, any of the Notes, any of the Security Documents or any other Loan Document;

              (e) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

               (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party, or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

              (g) default shall be made with respect to any Indebtedness or obligations under a capitalized lease of any Loan Party (excluding Indebtedness outstanding hereunder) which either individually or taken together with other such Indebtedness as to which a default has occurred shall exceed $150,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

              (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA,
(iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Administrative Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under
Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection
(h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Administrative Agent, could have a Material Adverse Effect on the financial condition of any Loan Party or any ERISA Affiliate;

              (i) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

              (j) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $250,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

              (k) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

              (l)    a Change of Control shall occur; or

              (m) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party if any such event or circumstance could have a Material Adverse Effect; or

              (n) change in law shall occur which results in any of the Borrowers not enjoying rights equivalent to those in effect on the Closing Date with respect to such Borrower's relationship with Affiliated Dental Practices;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Revolving Loan Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, and (iii) require that the Borrowers remit to the Administrative Agent cash collateral in an amount equal to the aggregate undrawn

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

amount of all outstanding Letters of Credit at such time, such cash collateral to be held by the Administrative Agent for its own benefit and the benefit of the Lenders in a cash collateral account on terms and conditions satisfactory to the Administrative Agent, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding; PROVIDED, HOWEVER, that with respect to a default described in paragraph (e) or (f) above, the Total Revolving Credit Commitment and the obligation of the Lenders to issue Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding.

IX.    AGENTS

              In order to expedite the transactions contemplated by this Agreement, Union Bank of California, N.A. is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such actions and powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Administrative Agent by the terms hereof and the terms thereof together with such actions and powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct. Notwithstanding any provisions to the contrary elsewhere herein or in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Agreement or in the other Loan Documents or otherwise exist against the Administrative Agent.

              The Administrative Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding

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

hereunder and all other amounts accrued hereunder which are paid to the Administrative Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by the Administrative Agent (c) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Loans, the Collateral and related matters, (d) to open and maintain bank accounts and lock boxes as the Administrative Agent deems necessary and appropriate in accordance with the Loan Documents with respect to the Collateral, (e) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Administrative Agent, and (f) to incur and pay such expenses as the Administrative Agent may deem necessary or appropriate in connection with the foregoing.

              In the event that (a) any Borrowers fail to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or (b) the Administrative Agent receives written notice of the occurrence of a Default or an Event of Default (the Administrative Agent being deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or a Lender), the Administrative Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; PROVIDED, HOWEVER, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              Neither the Administrative Agent nor the Syndication Agent (collectively, the "AGENTS") shall be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrowers and, without limiting the generality of the foregoing, the Agents shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that each of the Agents may exercise its rights and powers

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

under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrowers, as though it were not one of the Agents hereunder.

              The Administrative Agent shall promptly give notice to the Lenders of the receipt or sending of any material notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

              Neither of the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender other than such Agents of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

              Each of the Agents may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. Each of the Agents may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

              The Administrative Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Administrative Agent and the Borrowers.

              With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Administrative Agent in its individual capacity and not as an Administrative Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or other affiliate thereof as if it were not the Administrative Agent. Each of the Lenders hereby acknowledges that each of the Agents and/or one or more Affiliates of such Agents may at any time and from time to time be a holder of equity interests in a Loan Party.

              Each Lender agrees (i) to reimburse each of the Agents in the amount of such Lender's PRO RATA share (based on its Revolving Credit Commitment hereunder) of any expenses incurred for its own benefit and/or for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless each of the Agents and any of their respective directors, officers, employees or agents, on demand, in the amount of its PRO RATA share, from and

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

against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; PROVIDED, HOWEVER, that no Lender shall be liable to any of the Agents for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agents or any of their respective directors, officers, employees or agents. The foregoing agreement shall survive the repayment of all Obligations and the termination of this Agreement.

              With respect to the release of Collateral, Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any property covered by this Agreement or the other Loan Documents
(i) upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement (and the Administrative Agent may rely in good faith conclusively on any certificate to such effect, without further inquiry); or (iii) constituting property leased to any of the Borrowers or any of their subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower or such subsidiary to be, renewed or extended; PROVIDED, HOWEVER, that (x) the Administrative Agent shall not be required to execute any release on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

              With respect to perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender for the purpose of perfecting such interest. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent, and, promptly upon the Administrative Agent's request, shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent.


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

              In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, the Administrative Agent is authorized to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of Obligations owed by such Loan Party. With respect to any such proof of claim which the Administrative Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such Obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

              Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

              Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent.
If no successor Administrative Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank organized under the laws of the United States, or any State thereof, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

              The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by the Administrative Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders further hereby acknowledge that neither of the Agents is acting as the fiduciary of, or the trustee for, any of the Lenders and except as expressly set forth herein, neither of the Agents shall have any duty to disclose, and shall not be


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


liable for the failure to disclose, any information communicated to such Agents by or relating to the Borrowers or any of their respective subsidiaries.

X.     COLLECTION OF RECEIVABLES

              The Borrowers and the Guarantors will, at the request of the Administrative Agent, at their own cost and expense upon the occurrence of an Event of Default, (i) arrange for remittances on Receivables owned by the Borrowers and the Guarantors to be made directly to lockboxes designated by the Administrative Agent or in such other manner as the Administrative Agent may direct, and (ii) promptly deposit all payments received by the Borrowers and the Guarantors on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Administrative Agent in precisely the form received (but with any endorsements of the Borrowers necessary for deposit or collection), subject to withdrawal by the Administrative Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers or the Guarantors, as the case may be, for and as the Lenders' property and shall not be commingled with the Borrowers' or the Guarantors', as the case may be, other funds.

              Upon the occurrence and continuance of an Event of Default, the Administrative Agent may send a notice of assignment and/or notice of the Administrative Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Administrative Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. Neither the Borrowers nor the Guarantors shall, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, as may be customary in the Borrowers' or the Guarantors', as the case may be, business.


XI.    MISCELLANEOUS

              SECTION 11.01 NOTICES. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

              (a) if to all or any of the Borrowers, Guarantors, or Grantors, at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245,
Attention: Chief


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Financial Officer (Telecopy No. (310) 765-2459), with a copy to the Chief
Executive Officer (Telecopy No. (310) 765-2459), with a copy to McDermott, Will & Emery, 1301 Dove Street, Newport Beach, California 92660-2444,
Attention:  Richard J. Babcock, Esq. (Telecopy No. (949) 851-9348);

              (b) if to the Syndication Agent, at The Chase Manhattan Bank, 600 Fifth Avenue, 4th Floor, New York, New York 10020-2302, Attention: Credit Executive (Telecopy No. (212) 332-4294), with a copy to Kaye, Scholer, et al., LLP, at 425 Park Avenue, New York, New York 10022, Attention: Jeffrey M. Epstein, Esq. (Telecopy No. (212) 836-7151);

              (c) if to the Administrative Agent, at Union Bank of California, N.A., 100 Pringle Avenue, Suite 650 Walnut Creek, California 94596,
Attention: Nancy A. Perkins, Vice President, Commercial Finance Division (Telecopy No. (925) 943-7442), with a copy to Buchalter, Nemer, Fields & Younger, 333 Market Street, 29th Floor, San Francisco, CA 94105-2130, Attention:
Gary Nemer, Esq. (Telecopy No. (415) 227-0770); and

              (d) if to any Lender, at the address set forth below its name in SCHEDULE 2.01 annexed hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

              SECTION 11.02 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any Borrowers or any subsidiary thereof herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and the occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Revolving Credit Commitment has not been terminated.

              SECTION 11.03 SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, any ERISA Affiliate, any subsidiary of any thereof, the Administrative Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrowers specifically confirm that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. No Borrowers may assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

              (b) Each Lender, without the consent of the Borrowers or the Agents, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment) and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in
Section 2.10, 2.12 and 2.16 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, FURTHER, HOWEVER, that such Lender shall retain the sole right and responsibility to enforce the obligations of the Loan Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on the Loans, or extending the dates fixed for any payment of principal of or interest on, the Loans or increasing or extending the Revolving Credit Commitments or the release of all Collateral.

              (c) Each Lender may assign by novation, to any one or more banks or other entities without the prior written consent of the Agents, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes, (ii) (x) prior to the Conversion Date, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in a minimum principal amount of $4,000,000 (unless to another Lender, in which event there shall be no minimum requirement) and the amount of the Revolving Credit Commitment retained by such Lender shall not be less than $4,000,000 (unless such Lender's minimum hold position shall fall below $4,000,000 by reason of an assignment to another Lender) or shall be zero, and
(y) after the Conversion Date, the amount of the Term Loan of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in a minimum principal amount of $4,000,000 (unless to another Lender, in which event there shall be no minimum requirement) and the amount of the Term Loan retained by such Lender shall not be less than $4,000,000 (unless such Lender's minimum hold position shall fall below $4,000,000 by reason of an assignment to another Lender) or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000) and (iv) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form provided to such Assignee by the Administrative Agent. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.16 and 11.04, as well as any fees accrued for its account hereunder and not yet paid).

              (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, and that its Commitment and the outstanding balance of its Loans and participations in Letters of Credit, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with


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


copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (e) The Administrative Agent shall maintain at its address referred to in Section 11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment, as the case may be, of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment, any processing and recordation fee and, if required, an Administrative Questionnaire and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of EXHIBIT F annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Revolving Credit Commitment or of the Term Loan, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment or Term Loan hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, or, with respect to the Term Notes, the principal amount of the Term Notes, outstanding at such time as evidenced by the Term Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT A or EXHIBIT B, as the case may be. Notes surrendered to the Borrowers shall be canceled by the Borrowers.


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              (g)    Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers in connection with this Agreement; PROVIDED, HOWEVER, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender.

              SECTION 11.04   EXPENSES; INDEMNITY.    (a)      Each of the
Borrowers agrees to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agents or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agents and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. Each of the Borrowers further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

              (b) Each of the Borrowers indemnifies the Agents and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agents, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of
(i) the use of any of the proceeds of the Loans, (ii) this Agreement, the Guarantees, any of the Security Documents, or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Revolving Credit Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agents, any Lender or any such person is a party thereto; PROVIDED, HOWEVER, that such indemnity shall not, as to the Agents or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of any Agent or any Lender.


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              (c)    Each of the Borrowers indemnifies, and agrees to defend and hold harmless the Administrative Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "INDEMNITEES") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrowers or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

              (d) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

              SECTION 11.05 APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

              SECTION 11.06 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Administrative Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

              SECTION 11.07   PAYMENTS ON BUSINESS DAYS.    (a)       Should the
principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in


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the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

              (b) All payments by any of the Borrowers hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent set forth in Section 11.01 hereof.

              SECTION 11.08   WAIVERS; AMENDMENTS.    (a)      No failure or
delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any of the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any of the Borrowers in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note, (ii) change the Revolving Credit Commitment of any Lender or amend or modify the provisions of this Section, Section 2.06, Section 2.13, Section 4.14 or Section 11.04 hereof or the definition of "Required Lenders," or (iii) release any material portion of Collateral, in each case without the prior written consent of each Lender affected thereby, and PROVIDED, FURTHER, HOWEVER, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents under this Agreement or the other Loan Documents without the written consent of the Agents. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

              (c) In the event that the Borrowers request, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of


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the Lenders in accordance with Section 11.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrowers and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.08(b) above, with the written consent of the Borrowers and such Required Lenders, the Borrowers and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "MINORITY LENDERS") solely to provide for (i) the termination of the Revolving Credit Commitment of each Minority Lender, (ii) the assignment in accordance with Section 11.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Commitments described in clause
(ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrowers of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrowers shall deem necessary in order to effect the changes specified in clauses (i) through (iv) hereof.

              SECTION 11.09 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

              SECTION 11.10   ENTIRE AGREEMENT; WAIVER OF JURY TRIAL, ETC.
(a)This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

              (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising


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out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

              (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

              (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

              SECTION 11.11 CONFIDENTIALITY. The Agents and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agents or any Lender (the "INFORMATION"). Notwithstanding the foregoing, the Agents and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agents or such Lender on a non-confidential basis from a source other than any Loan Party or any of its subsidiaries or (C) was available to the Agents or such Lender on a non-confidential basis prior to its disclosure to the Agents or such Lender by any Loan Party or any of its subsidiaries; (iv) to the extent any Loan Party or any of its subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

              SECTION 11.12 SUBMISSION TO JURISDICTION. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of California or of the United States of America for the Northern District of California, and, by execution and delivery of this Agreement, each Loan Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

              (b) Each Loan Party hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

              (c) Each Loan Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in
Section 11.01 hereof.

              (d) Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

              SECTION 11.13 COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

              SECTION 11.14 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.


XII.   GUARANTEES

              Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

              Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Administrative Agent for the Obligations or


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


any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

              Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of any of the Borrowers or any other person.

              The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

              Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any of the Borrowers or otherwise.

              Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guarantee and of the existence, creation, or incurring of new or additional Obligations and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Borrowers or any other person or any collateral. Each of the Guarantors waives any defense arising by reason of any disability or other defense of the Borrowers, or the cessation from any cause whatsoever of the liability of the Borrowers, or any claim that the obligations of such Guarantor exceed or are more burdensome than those of the Borrowers. Each of the Guarantors waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. Each of the Guarantors waives all rights and defenses that such Guarantor may have because any of the Obligations is secured by real property. This means, among other things: (i) the Administrative Agent or any Lender may collect from any of the Guarantors without first foreclosing on any real or personal property collateral pledged by the Borrowers; and (ii) if the Administrative Agent forecloses on


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


any real property collateral pledged by the Borrowers: (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Administrative Agent may collect from each or any of the Guarantors even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses each of the Guarantors may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each of the Guarantors waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. No provision or waiver herein shall be construed as limiting the generality of any other waiver contained herein.

              Each of the Guarantors authorizes the Administrative Agent or any Lender, without notice or demand and without affecting the liability of each of the Guarantors hereunder, from time to time, either before or after revocation hereof, to (a) receive and hold security for the payment of this guarantee or any of the Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (b) apply such security and direct the order or manner of sale thereof as the Administrative Agent or any Lender in its discretion may determine; and (c) release or substitute any one or more of the endorsers or guarantors.

              Notwithstanding any payment made by or for the account of any of the Guarantors pursuant hereto, no Guarantor shall be subrogated to any right of the Administrative Agent or any Lender until such time as the Administrative Agent shall have received final payment of the full amount of all Obligations. Until the Obligations shall have been paid in full, even though the Obligations are in excess of the liability of any Guarantor hereunder, such Guarantor waives (a) any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance hereof, (b) any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrowers, and (c) any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent or any Lender. Each of the Guarantors understands and acknowledges that if the Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrowers or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this guarantee. Each of the Guarantors further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor's rights, if any, may entitle such Guarantor to assert a defense to this guarantee based on Section 580d of the California Code of Civil Procedure as interpreted in UNION

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


BANK V. GRADSKY, 265 Cal. App. 2d. 40 (1968). By executing this agreement, each of the Guarantors freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable hereunder even though the Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Administrative Agent or any Lender may commence to enforce this agreement; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor herein include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Administrative Agent and each Lender is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Administrative Agent and each Lender is receiving for creating the Obligations.

              Each of the Guarantors acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrowers such information concerning the Borrowers's financial conditions or business operations as such Guarantor may require, and that neither the Administrative Agent nor any Lender has any duty at any time to disclose to such Guarantor any information relating to the business operations or financial conditions of the Borrowers.


XIII.  LENDERS' ACKNOWLEDGMENT

              Notwithstanding any language to the contrary in this Agreement or in any other Loan Document, the Administrative Agent and the Lenders signatory hereto hereby acknowledge and agree that to the extent required under applicable rule or law (a) the rights of the Administrative Agent in the pledge by Dental Service of the capital stock of Dedicated Dental and by Holdings of the capital stock of Dental Service, in each case in favor of the Administrative Agent, shall be subordinate at all times to the Regulatory Tangible Net Equity Requirement of the Knox-Keene Act (as such terms are hereinafter defined) and to the requirements of Rule 1300.76 promulgated under the Knox-Keene Act and (b) any transfer or assignment (whether for value or otherwise) of any ownership interest in the capital stock of Dedicated Dental or Dental Service on foreclosure or otherwise will require the filing of a notice of a material modification and prior approval by the California DMO Regulator (as such term is hereinafter defined) under the Knox-Keene Act.

              In addition, (i) the pledge by Dental Service of the capital stock of Dedicated Dental and by Holdings of the capital stock of Dental Service, in each case in favor of the Administrative Agent, shall not become effective until Dental Service and Dedicated Dental (as the case may be) shall have obtained all Governmental Approvals necessary or required under the California DMO Regulations in connection with the execution, delivery or performance by, or enforcement against, Dental Service of this Agreement, including, without limitation, the Governmental Approvals relating to the filing of a material


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modification application for the approval with the California DMO Regulator, and that all such Governmental Approvals remain in full force and effect and
(ii) the pledge by Dental Service of the capital stock of Dedicated Dental and by Holdings of the capital stock of Dental Service, in each case in favor of the Administrative Agent, of the stock certificates evidencing all of the issued and outstanding capital stock of Dental Service and Dedicated Dental, respectively, pursuant to the Pledge Agreement, are subject to applicable California DMO Regulations, including, without limitation, the "Upstream Undertakings" made by Dedicated Dental to the California DMO Regulator in connection with the application for material modification under the Knox-Keene Laws.

For the purposes of this Article XIII, the following terms shall have the meanings specified below :

              "CALIFORNIA DMO" means a DMO that is subject to the Knox-Keene Laws and includes, without limitation, Dedicated Dental and any future subsidiary of Holdings or Dental Service that is a California DMO or regulated dental care service contractor.

              "CALIFORNIA DMO REGULATIONS" means any law (statutory or common), treaty, rule or regulation applicable to any California DMO under federal or state law and any regulations, orders or directives promulgated or issued pursuant to the foregoing and includes, without limitation, the Knox-Keene Laws which may apply to the Borrowers, Holdings or subsidiaries thereof and any undertakings required by a California DMO Regulator.

              "CALIFORNIA DMO REGULATOR" means any Governmental Authority charged with the administration, oversight or enforcement of a California DMO Regulation, whether primarily, secondarily, or jointly.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof (including any California DMO Regulator), any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "KNOX-KEENE LAWS" means the Knox-Keene Health Care Service Plan Act of 1975, as amended, including, without limitation, any rules or regulations promulgated thereunder or related thereto.

              "REGULATORY TANGIBLE NET EQUITY" means, for any California DMO, "tangible net equity," "net worth" or such similar financial concept as defined by any California DMO Regulation promulgated by any California DMO Regulator as shall be applicable to California DMOs.

              "REGULATORY TANGIBLE NET EQUITY REQUIREMENT" means, as to any California DMO, the minimum level at which a California DMO is required by any applicable California

DMO Regulation or California DMO Regulator to maintain its Regulatory Tangible Net Equity.

                     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

              IN WITNESS WHEREOF, the Borrowers, Guarantors (other than Holdings), the Administrative Agent, the Syndication Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          GENTLE DENTAL SERVICE CORPORATION,
                                          as a Borrower

                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GENTLE DENTAL MANAGEMENT, INC.,
                                          as a Borrower


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          DENTAL CARE ALLIANCE, INC.,
                                          as a Borrower


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President

                                          GMS HAWAII ACQUISITION COMPANY, as a
                                          Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GMS DENTAL GROUP MANAGEMENT OF HAWAII,
                                          INC., as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GMS DENTAL GROUP MANAGEMENT OF
                                          SOUTHERN CALIFORNIA, INC.,
                                          as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GMS DENTAL GROUP MANAGEMENT OF THE
                                          MOUNTAIN STATES, INC., as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GENTLE DENTAL MANAGEMENT - PACIFIC
                                          NORTHWEST, INC., as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GENTLE DENTAL OF IRVINE, as a
                                          Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GDSC OF PIEDMONT, INC., as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          GENTLE DENTAL LEGACY, INC.,
                                          as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President


                                          DENTAL CARE ALLIANCE OF FLORIDA, INC.,
                                          as a Guarantor


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President

                                          DENTAL CARE ALLIANCE OF MICHIGAN,
                                          INC., as a Guarantor


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President

                                          DENTAL CARE ALLIANCE OF GEORGIA, INC.,
                                          as a Guarantor


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President


                                          DENTAL CARE ALLIANCE OF INDIANA, INC.,
                                          as a Guarantor


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President

                                          DENTAL ONE ASSOCIATES, INC.,
                                          as a Guarantor


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President

                                          DENTAL CARE ALLIANCE OF PENNSYLVANIA,
                                          INC., as a Guarantor


                                          By:    /s/ Steven R. Matzkin
                                                 -----------------------------
                                                 Name:  Steven R. Matzkin
                                                 Title:  President

                                          SERRA PARK DENTAL SERVICES,
                                          INCORPORATED, as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President

                                          SPDS DMI, INCORPORATED, as a Guarantor


                                          By:    /s/ Michael T. Fiore
                                                 -----------------------------
                                                 Name:  Michael T. Fiore
                                                 Title:  President


                                          UNION BANK OF CALIFORNIA, N.A.,
                                          as Administrative Agent and as a
                                          Lender


                                          By:   /s/ Nancy Perkins
                                                 -----------------------------
                                                 Name:  Nancy Perkins
                                                 Title:

                                          THE CHASE MANHATTAN BANK,
                                          as Syndication Agent and as a Lender


                                          By:    /s/ Eric Groberg
                                                 -----------------------------
                                                 Name:  Eric Groberg
                                                 Title:

                                          U.S. BANK NATIONAL ASSOCIATION, as a
                                          Lender


                                          By:    /s/ Brian O'Neill
                                                 -----------------------------
                                                 Name:  Brian O'Neill
                                                 Title:

                                          FLEET CAPITAL CORPORATION, as a Lender


                                          By:    /s/ James J. Karnowski
                                                 -----------------------------
                                                 Name:  James J. Karnowski
                                                 Title:

                                          NATIONSBANK, N.A., as a
                                          Lender


                                          By:    /s/ Patricia Oliver
                                                 -----------------------------
                                                 Name:  Patricia Oliver
                                                 Title: